EXHIBIT 99-a

                    SBC Reports Strong Third-Quarter Earnings

   EPS increases 20.8 percent to $0.64 on a pre-merger basis,and 16.3 percent to $0.57 on a pro forma normalized basis,including Ameritech

Data services,wireless operations and international investments drive results

SBC Communications Inc. (NYSE: SBC), which acquired Ameritech on Oct. 8, 1999, today reported pro forma combined third-quarter results for the two companies. Diluted earnings per share grew 16.3 percent to $0.57 from $0.49 in the third quarter last year, while earnings increased 17.4 percent to $2.0 billion from $1.7 billion, excluding one-time items in both periods. Third-quarter revenues increased 9.4 percent to $12.5 billion from $11.4 billion last year, before one-time items.

"These results confirm our confidence that by bringing SBC and Ameritech together, we have joined two strong businesses capable of performing very well for our customers and shareowners," said Edward E. Whitacre Jr., SBC chairman and chief executive officer. "We now have the size and scale necessary to compete beyond our traditional markets and to become one of the few truly global, full-service telecommunications providers."

Whitacre noted that SBC has already moved quickly to capitalize on the new opportunities made possible by the acquisition, including the launch of Project Pronto, an initiative that will allow SBC to provide high-speed Digital Subscriber Line (DSL) service to more than 80 percent of its customers by the end of 2002. The project calls for an investment of $6 billion over the next three years to transform SBC's local network into a next-generation, packet-switched, designed-for-the-Internet platform to deliver advanced broadband services, including always-on, super-fast Internet access. Pronto is projected to generate $1.5 billion in annual cost savings and $3.5 billion in new annual revenues within five years.

"Our broadband initiative and national expansion plans are only the first of many benefits that our customers and shareowners can expect from the new SBC," Whitacre said. "We also expect that application of best practices across all segments of our combined operations will translate into improved top-line performance, increased operating efficiencies and added value for shareowners. We are moving forward rapidly with post-merger integration and expect the first phase of the process to be completed this year."

SBC's normalized consolidated pro forma third-quarter results in both 1999 and 1998 exclude the incremental operating impacts of overlapping wireless properties sold in the fourth quarter of 1999. Normalized results also exclude two one-time items. The first is a special charge in the third quarter of 1999 of $883 million, or $0.25 per share, resulting from synchronizing accounting estimation techniques and valuation assumptions between SBC and Ameritech, and the impairment of a portion of the accounting goodwill associated with Ameritech's security business. The second is an after-tax gain in the third quarter of 1998 of $219 million, or $0.06 per share, from the sale of certain non-core businesses, principally the required disposition of SBC's investment in MTN, a cellular company in South Africa.

On a pro forma consolidated basis, reported net income including all one-time items was $1.1 billion compared with $1.9 billion a year ago, and diluted earnings per share were $0.33 compared with $0.56 a year ago.

Pro Forma Consolidated Operating Revenues
Normalized third-quarter operating revenues increased 9.4 percent to $12.5 billion compared with $11.4 billion in the third quarter of 1998. Major drivers of this growth were strong gains in wireless revenues, data services, vertical calling features and directories.

Wireline segment revenue represents over three-fourths of total SBC revenue and contributed more than half of SBC's overall revenue growth. Third-quarter wireline segment revenue was $9.5 billion, up 6.2 percent compared with the prior-year quarter. Strong data services growth contributed 80 percent of revenue growth within the segment, driven in part by revenues from the Anixter and Clover Technologies acquisitions. Vertical services contributed 17 percent of the growth. These growth drivers were partially offset by the impacts of intraLATA dialing parity and the continued erosion in public telephone revenues.

Wireless segment revenues, representing approximately 15 percent of total SBC revenue, contributed 37 percent of overall revenue growth for SBC. Driving this growth were the continued strong performance by SBC's California PCS operations and the acquisition of Comcast Cellular Corporation.

Revenues for the Information and Entertainment segment, dominated by directory operations, grew 11.2 percent. Revenue growth for this segment benefited from strong results for individual "Yellow Page" directories and the rescheduling of several books. Ameritech's cable operations also contributed strong revenue growth.

Pro Forma Consolidated Operations and Support Expenses
SBC's normalized pro forma operations and support expenses were $7.1 billion, an increase of 8.6 percent compared with the third quarter of 1998. Individual segment expense growth ranged from a high of 16.6 percent for wireless to 4.4 percent for wireline.

Operations and support expense growth in SBC's wireless operations was primarily due to specific initiatives designed to fuel growth in the company's still young PCS operations throughout California, and the fact that year-ago expenses did not include costs from Comcast's cellular operations.

Information and Entertainment operating and support expenses increased 11.9 percent, largely reflecting start-up expenses at Ameritech's cable television business and the effects of directory schedule changes.

Operating and support expenses for the wireline segment were positively impacted by software capitalization and solid expense control, with offsetting increases in expenses related to DSL market growth and reciprocal compensation payments to ISP providers.

Discussion of Business Segments' Financial Performance

Wireline Segment (Pro Forma Consolidated)
SBC's pro forma wireline segment revenue grew to $9.5 billion in the third quarter, up 6.2 percent from the third quarter a year ago. This segment includes results from SBC's telephone operations including Ameritech, Southwestern Bell, Pacific Bell, Southern New England Telephone and Nevada Bell. The segment also includes results from SBC's long-distance, Internet and voice-messaging businesses.

Landline Local Service Revenue
Third-quarter local service revenues, which make up over half of total revenues for this segment, grew 12.3 percent compared with the year-ago quarter. This growth was driven by continued strong demand for data services and vertical calling features.

The local service growth rate also reflects a reclassification of public telephone revenue from local service revenue to Other Revenue. As SBC disclosed last quarter, year-over-year declines in public telephone revenue have dampened wireline segment revenue growth. This trend continues. This reclassification, which was applied retroactively, more appropriately moves the issue and discussion to the Other Revenue section.

Total data service revenues increased more than 43 percent in the quarter to $1.5 billion, representing over 15 percent of total wireline revenues and more than 80 percent of revenue growth for the wireline segment. Included in data revenue, and significantly boosting the growth rate, are the acquired network integration operations of Anixter and Clover. Excluding these revenues, year-over-year growth would have been about 30 percent.

Data volumes grew solidly during the quarter. ISDN channels increased 39.1 percent compared with the third quarter of 1998. DS1 channels increased 30.4 percent. DS3 channels increased 28.6 percent, the second highest percentage increase in the last two years. DS3 revenue increased 36.4 percent compared to the prior year quarter.

Business voice grade equivalent lines, which combine voice lines and data connections, grew a strong 17.1 percent. Total voice grade equivalents grew 10.7 percent. These VGE gains are the best in SBC's past two years of combined results.

In business markets, SBC expects to see a continuing migration from voice access lines to data circuits and from low-capacity circuits to high-speed data circuits. SBC has also begun to see a similar trend in consumer markets where customers are looking for Internet access and work-at-home connections. Increasingly, in both business and consumer markets, customers are choosing DSL options for high-speed, always-on connections.

To accelerate growth in data services, SBC embarked early this year on plans to dramatically increase DSL availability across its local phone operations. SBC is ahead of schedule in its initiative to make broadband DSL services available to nearly 10 million customers by year-end. SBC has already sold DSL service to approximately 100,000 subscribers.

In the fourth quarter, SBC expects to realize additional gains in DSL subscribers from its marketing alliance with America Online. AOL plans to use SBC's DSL service to offer a premium upgrade to its members. In addition to this potentially powerful distribution channel, SBC continues the ramp-up of direct mail, e-mail, online and mass-media advertising efforts to promote DSL service.

To further accelerate growth in DSL, SBC in October launched a nationwide alliance to provide high-speed DSL Internet access to thousands of E*TRADE's most active investors, and announced it will provide as many as 15,000 IBM telecommuting employees remote access to IBM's corporate network via SBC's "always-on" DSL service in select areas.

In addition to progress in data, gains in local service revenues also were driven by growth in vertical services such as Caller ID, voice mail and call waiting; revenues from these services were up 12.4 percent this quarter compared with the third quarter a year ago. Voice mailboxes increased more than 16 percent compared with the third quarter of 1998. The encouraging results from unique vertical service features such as Ameritech's Privacy Manager present additional revenue growth opportunity when applied to all of SBC's wireline operations.

The number of features per access line increased 18 percent over the last year to 1.3. Features per access line growth is a strong indicator of SBC's success in offering bundles of value-added products to its customers. Product bundling is a key ingredient in SBC's long-term customer retention strategy. Simple Solutions, SBC's newest and broadest service bundle, has exceeded early expectations.

Network Access Revenues
Network access revenues totaled $2.6 billion in the third quarter, up 7.4 percent from the third quarter a year ago. Network access revenue accounts for about 27 percent of total revenues for the wireline segment.

This line was positively impacted by local number portability (LNP) surcharge payments totaling nearly $50 million for the quarter. These LNP surcharge payments were almost completely negated by rate reductions at Pacific Bell and at Southwestern Bell. Southwestern Bell reduced intrastate access rates in Texas by 1 cent per minute starting Sept. 1, 1999. A further 2-cent reduction is planned when Southwestern Bell achieves approval to offer long-distance service in Texas, or on July 1, 2000, whichever is first. In addition to changes in access rates, recent Texas legislation gives Southwestern Bell improvements in pricing and packaging flexibility for both consumer and business markets.

Long-Distance Revenue
Long-distance revenues in the wireline segment totaled $864 million in the third quarter, down 9.2 percent from a year ago. This line, which represents 9 percent of the segment's total pro forma combined revenues, reflects competitive impacts from intraLATA dialing parity in virtually all of SBC's markets.

To date, the revenue loss associated with intraLATA dialing parity has been less than management estimates, reflecting the success of SBC's customer retention strategies. These strategies include aggressive deployment of Local-Plus dialing plans, accelerated deployment of bundling strategies, targeted direct mail programs and Ameritech's proactive win-back program.

The success of SBC's Local-Plus product has actually accelerated the decline of long-distance revenue. Local-Plus expands local calling areas and has proven effective in retaining customers and usage. However, revenues associated with Local-Plus are included in the local service line. Adjusting for the shift to local service revenue from Local-Plus and shifts to local service revenue caused by California rate rebalancing, long distance revenue declined about five percent, representing the estimated impact from intraLATA dialing parity.

Other Revenue
Other revenues in the wireline segment totaled $1.2 billion in the third quarter, down 5.5 percent from a year ago. The major driver of the decline in revenue in this category was the company's public telephone, or coin business. This revenue was previously categorized in local service revenue, but has been reclassified to other revenue both historically and prospectively. Revenue from SBC's public telephone operations declined $55 million compared to last year's third quarter, with these declines experienced throughout SBC's wireline operations. The major contributor to the decline in revenue was consumers' use of wireless phones as an alternative to wireline pay phones. The reduction in per-call compensation rates also negatively affects coin telephone revenue.

Wireless Segment (Pro Forma Consolidated)
Wireless segment revenues increased 27.1 percent during the third quarter to $1.9 billion. SBC ended the quarter with 10.3 million domestic wireless subscribers. SBC now markets wireless services in 119 U.S. markets covering a total population of 113 million, including nine of the nation's 10 largest metropolitan areas.

When the impacts of the Comcast acquisition and the divestiture of overlapping Illinois and Missouri properties in conjunction with the Ameritech acquisition are excluded from comparisons, SBC added 126,000 wireless subscribers during the quarter, 1.2 million during the past year, for a 14.3-percent annual growth rate.

Results at Pacific Bell's PCS operations continue to be very strong, ending the third quarter with about 1.3 million customers, almost double the total a year ago. Of special note, Pacific Bell's PCS business turned net-income positive this quarter, well ahead of original projections.

To deliver high-quality service on a feature-rich platform, SBC continues to move high-value customers to digital service. More than 3 million of SBC's wireless customers, 29 percent of SBC's total, now have digital service. That's up from 14 percent a year ago. More than 60 percent of total wireless network minutes of use now are digital, up from about 35 percent a year ago.

Average revenue per subscriber for SBC was in the upper-$40 range, down slightly from the prior year.

Information and Entertainment Segment (Pro Forma Consolidated)
The information and entertainment segment includes SBC's 13-state directory business, as well as security monitoring operations and Ameritech's cable television business. The directory business dominates this segment, accounting for 85 percent of third-quarter revenue. SBC's directory operations produce
842 books annually under the Southwestern Bell, Pacific Bell, Ameritech, SNET and Nevada Bell brands. Ameritech's cable television operations have 264,000 customers, up 52.6 percent over the past year, and franchises in 113 communities covering a total population of 4.3 million.

Revenue for the information and entertainment segment grew to $1.1 billion for the third quarter, up 11.2 percent compared with the prior year. Revenue from SBC's directory operations grew at a pace consistent with the overall segment, contributing almost 90 percent of the segment's year-over-year revenue growth. The rescheduling and extension of numerous directories continues to affect year-over-year comparisons. Normalizing for these schedule changes, total segment revenue would have grown about 5 percent.

Operations and support expense for the segment grew to $659 million for the third quarter, up 11.9 percent compared to the prior year. Excluding the affects of changes in directory schedules, expenses would have grown 7.4 percent compared to the prior year quarter reflecting in part Ameritech's cable television start-up expenses. The electronic security monitoring business continued to make solid operational progress in the third quarter moving toward its goal of achieving a 40-percent service margin. Security operations are focused on expanding the customer base while building more efficient, scalable customer service platforms.

International Segment (Pro Forma Consolidated)
SBC's broad international holdings continued to make outstanding progress and contributed more than one-fifth of the company's total normalized third-quarter pre-tax earnings growth. SBC now has investments in 22 countries beyond the United States, is the largest non-European investor in European telecommunications, and has an international portfolio with a current market value estimated at $22 billion.

SBC's international investments are accounted for primarily in the Equity in Net Income of Affiliates line, which increased 65 percent in the quarter to $208 million. The 20-percent equity stake in Bell Canada (acquired in the second quarter of 1999) accounted for about one-third of this growth. SBC's investments in Telmex and Tele Danmark performed strongly during the quarter, producing more than one-half of third quarter equity income for the international segment, and more than 40 percent of the growth in equity income compared with the third quarter of 1998. Other noteworthy contributors to growth in equity income included SBC's investments in TransAsia (Taiwan), diAx (Switzerland), SFR (France) and MATAV (Hungary).

On a proportionate ownership basis, SBC's equity investments serve more than 7 million access lines and almost 3 million wireless subscribers. Normalizing for acquisitions (i.e., Bell Canada) and dispositions, these access line and subscriber levels represent year-over-year growth of 4 percent and 72 percent, respectively.

Pro Forma Consolidated Interest Expense
SBC's normalized interest expense for the third quarter was down 4 percent compared with the third quarter of 1998. This positive comparison reflects, among other things, a fourth-quarter 1998 early redemption of $1.3 billion in long-term debt.

Pro Forma Consolidated Taxes
SBC's normalized effective tax rates for the third quarter and year-to-date 1999 were 36.4 percent and 36.2 percent, respectively. These effective tax rates are consistent with expectations for the entire year.

Pro Forma Consolidated Capital Expenditures
Year-to-date capital expenditures through the third quarter for pro forma SBC were $7 billion, an increase of 10.9 percent compared with the first nine months of 1998. This growth in capital expenditures is consistent with SBC's stand-alone guidance provided in the second-quarter 1999 earnings Investor Briefing. As mentioned last quarter, most of the growth in capital expenditures relates to the impact of software capitalization, incremental spending for DSL and National-Local deployment, and undersea Asian cable projects. For 1999, SBC is targeting capital expenditure growth of 11 percent, or approximately $10 billion in total capital expenditures.

As described in the Project Pronto announcement on Oct. 18, 1999, SBC plans to spend additional capital over the next three years to deploy broadband capabilities in its network. Project Pronto, including success-based capital associated with DSL additions, is expected to increase 2000 capital expenditures by approximately $2.7 billion.

Pre-Merger SBC Earnings
On a stand-alone basis, SBC's third-quarter earnings grew 22.5 percent to $1.3 billion, up from $1.0 billion in the third-quarter 1998 before an after-tax gain of $219 million related to sales of certain non-core businesses, principally the required disposition of SBC's MTN investment in South Africa. Diluted earnings per share was $0.64 for the quarter, up 20.8 percent before one-time items.

Conforming Accounting Adjustments
Consolidated SBC pro forma results include the effect of retroactively conforming accounting methodologies between SBC and Ameritech. Among other items, non-cash adjustments were made to conform accounting for pension and post-retirement benefits between the companies and to immediately expense certain items previously deferred and amortized by Ameritech, including customer acquisition costs. The effects of all of these conforming changes decreased third-quarter 1999 net income by approximately $48 million. Prospectively, these conforming issues will have the effect of lowering annual pro forma SBC diluted earnings per share by approximately $0.06.

Overlapping Wireless Properties
Consolidated SBC pro forma results also include a normalizing item related to the incremental impacts of overlapping wireless properties sold in the fourth quarter of 1999. These operational impacts are normalized in prior periods in order to make these periods comparable to post-disposition periods. Prospectively, SBC diluted earnings per share will be approximately $0.05 lower because of the disposition of overlapping wireless properties.

Pro Forma Earnings Guidance
SBC is anticipating normalized diluted earnings per share for fourth quarter of 1999 to be in the range of $0.50 to $0.54, and SBC's full year diluted earnings per share to be in the range of $2.12 to $2.17. For 2000, SBC is targeting mid-single digit growth in normalized diluted earnings per share, or a range of $2.20 to $2.30.

These near-term expectations for both the fourth quarter and 2000 include the effects of SBC's principal growth initiatives - accelerated ramp-up of the National-Local strategy and accelerated roll-out of our DSL offering as part of Project Pronto. The acceleration of National-Local, coupled with other conditions associated with Ameritech merger approval, is expected to reduce 2000 earnings by approximately $0.10. The overall earnings dilution associated with DSL and other revenue opportunities from Project Pronto is about $0.06 to $0.08 in 2000.

These growth initiatives are clearly the right thing to do from a value-creation perspective. Project Pronto alone is projected to create $10 billion dollars of value on an NPV basis. And, driven by these initiatives, SBC's goal is to achieve year-over-year revenue growth of 10 percent or more, and earnings growth of 15 percent or better beginning in 2001.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this Investor Briefing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties.
A discussion of factors that may affect future results is contained in SBC's filings with the Securities and Exchange Commission. SBC disclaims any obligation to update or revise statements contained in this Investor Briefing based on new information or otherwise.

SBC Refines Segments, Makes Other Changes in Financial Statements
In conjunction with the Ameritech acquisition, SBC has implemented a number of changes in its financial statements:

o Results reflect the Ameritech acquisition as a pooling of interests and include conforming accounting adjustments. Specifically, combined pro forma results include the effect of retroactively conforming accounting methodologies between SBC and Ameritech. Among other items, non-cash adjustments were made to conform accounting for pension and post-retirement benefits between the two companies and to immediately expense certain items routinely deferred and amortized by Ameritech, including customer acquisition costs. The effects of all of these conforming changes decreased third quarter 1999 net income by approximately $48 million and increased third quarter 1998 net income by $19 million.

o To better reflect the broadened scope of its operations, SBC has adjusted its segment reporting structure, announced at the beginning of 1999. SBC now reports results for four segments: Wireline, Wireless, Information and Entertainment, and International. These segments build on our previous reporting structure with two significant changes.

      The most important change is designed to provide a clearer picture of results from our extensive international holdings. The International segment replaces the Other segment and includes only our holdings in 22 countries beyond the United States - in Europe, Asia, Africa and the Americas. Miscellaneous items that formerly were included with our international investments in the Other segment have been moved to Corporate, Adjustments, and Eliminations.

      Second, a new segment called Information and Entertainment expands on what we formerly called the Directory segment. This new segment contains all operations that were formerly in the Directory segment plus our electronic security business along with Ameritech's cable television operations.

      A detailed outline of SBC's reporting segments and revenue lines is on page 11.

o We also have reclassified a number of items within segments including moving pay phone revenues to Other from Landline local service and moving wireless out-collect roaming revenues from Wireless Subscriber Revenue to Other Revenue. The reclassifications have no net income impact.

Segment Definitions

-----------------------------------------------------------------------------------
Wireline Segment
Provides landline telecommunications services including:               Revenue Line
  Exchange access lines, including resold lines
  Vertical services, including voice messaging                        Local Service
  Local data transport services including Asymmetrical
   Digital Subscriber Line (ADSL)
-----------------------------------------------------------------------------------
  Usage-based switched access
  Dedicated transport for special access
  Access line related charges, e.g., Subscriber Line
   Charges (SLC), Presubscribed Interexchange Carrier                Network Access
   Charges (PICC)
  Net Federal Universal Service Fund (USF) activity
  Wireless Interconnection revenues
-----------------------------------------------------------------------------------
  Intralata toll traffic                                      Long-Distance Service
  Interlata long-distance voice and data services
   provided to Connecticut customers
-----------------------------------------------------------------------------------
  Public (coin) telephone services
  Consumer customer premise equipment
  Business systems
  Network integration
  Internet access                                                             Other
  Inside wire maintenance contracts
  Billing and collection agreements
  Enhanced consumer white-page listings
-----------------------------------------------------------------------------------

Wireless Segment
Provides domestic wireless services including:                         Revenue Line
  Cellular and PCS local, long-distance, in-collect
   roaming services and paging                                  Subscriber Revenues
  Out-collect roaming revenues                                       Other Revenues
  Cellular and PCS handsets
-----------------------------------------------------------------------------------
Information and Entertainment Segment
Provides directory-related, security monitoring and cable              Revenue Line
 services including:
  Selling and publishing yellow-pages advertising
  Publishing white-page directories
  Selling enhanced business white-pages listings                 Operating Revenues
  Providing non-directory-related advertising, e.g.,
   Internet services, coupon, design, production and
   distribution
  Providing security monitoring equipment installation
   and services
  Providing cable TV programming and services
-----------------------------------------------------------------------------------
International Segment
Includes:                                                     Income Statement Line
  International Operations                          Various lines, including Equity
                                                        in Net Income of Affiliates
-----------------------------------------------------------------------------------

TABLE OF CONTENTS

THIRD-QUARTER AND NINE-MONTHS COMPARATIVE ANALYSIS

  Pro Forma Consolidated Statements of Income - Normalized
  Pro Forma Consolidated Statements of Income - By Segment
  Pro Forma Supplementary Financial and Operating Data
  Pro Forma Consolidated Statements of Income
  Pro Forma Consolidated Balance Sheets
  Pro Forma Consolidated Statements of Cash Flows
  Pre-Merger Consolidated Statements of Income - Normalized
  Pre-Merger Consolidated Statements of Income
  Pre-Merger Consolidated Balance Sheets
  Pre-Merger Consolidated Statements of Cash Flows

RESTATED PRO FORMA ANALYSIS 1999-1996

  Pro Forma Consolidated Statements of Income - Normalized
  Pro Forma Consolidated Statements of Income - Wireline Segment
  Pro Forma Consolidated Statements of Income - Wireless Segment
  Pro Forma Consolidated Statements of Income - Information and
    Entertainment Segment
  Pro Forma Consolidated Statements of Income - International Segment Pro Forma Supplementary Financial and Operating Data
  Pro Forma Consolidated Statements of Income
  Pro Forma Consolidated Balance Sheets
  Pro Forma Consolidated Statements of Cash Flows

SBC Communications Inc.
----------------------------------------------------------------------------------------------
Supplemental Pro Forma Consolidated Statements of Income - Normalized
Dollars in millions except per share amounts
----------------------------------------------------------------------------------------------
Unaudited                                   Three Months Ended          Nine Months Ended
                                         -------------------------- --------------------------
                                          9/30/99  9/30/98   % Chg   9/30/99  9/30/98   % Chg
------------------------------------------------------------------- --------------------------
Operating Revenues
  Landline local service                  $ 4,903  $ 4,362   12.4%  $ 14,172 $ 12,795   10.8%
  Wireless subscriber                       1,525    1,222   24.8%     4,032    3,508   14.9%
  Network access                            2,552    2,382    7.1%     7,613    7,164    6.3%
  Long distance service                       860      949   -9.4%     2,658    2,773   -4.1%
  Directory advertising                       926      868    6.7%     2,746    2,588    6.1%
  Other                                     1,684    1,598    5.4%     4,843    4,544    6.6%
------------------------------------------------------------------- --------------------------
    Total Operating Revenues               12,450   11,381    9.4%    36,064   33,372    8.1%
------------------------------------------------------------------- --------------------------

Operating Expenses
  Operations and support                    7,125    6,562    8.6%    20,765   19,158    8.4%
------------------------------------------------------------------- --------------------------
     EBITDA *                               5,325    4,819   10.5%    15,299   14,214    7.6%
------------------------------------------------------------------- --------------------------
  Depreciation and amortization             2,083    1,891   10.2%     5,966    5,585    6.8%
------------------------------------------------------------------- --------------------------
    Total Operating Expenses                9,208    8,453    8.9%    26,731   24,743    8.0%
------------------------------------------------------------------- --------------------------
Operating Income                            3,242    2,928   10.7%     9,333    8,629    8.2%
------------------------------------------------------------------- --------------------------
Interest Expense                              364      379   -4.0%     1,058    1,209  -12.5%
------------------------------------------------------------------- --------------------------
Equity in Net Income of Affiliates            220      134   64.2%       574      441   30.2%
------------------------------------------------------------------- --------------------------
Other Income (Expense) - Net                    1      (58)      -       (85)    (163) -47.9%
------------------------------------------------------------------- --------------------------
Income Before Income Taxes and
 Cumulative Effect of Accounting Change     3,099    2,625   18.1%     8,764    7,698   13.8%
------------------------------------------------------------------- --------------------------
Income Taxes                                1,128      946   19.2%     3,176    2,798   13.5%
------------------------------------------------------------------- --------------------------
Income Before Cumulative Effect of
  Accounting Change                         1,971    1,679   17.4%     5,588    4,900   14.0%
------------------------------------------------------------------- --------------------------
Cumulative Effect of Accounting
  Change, net of tax                            -        -       -       207       15       -
------------------------------------------------------------------- --------------------------
Net Income                                $ 1,971  $ 1,679   17.4%  $  5,795 $  4,915   17.9%
=================================================================== ==========================

Basic Earnings Per Share:
Income Before Cumulative Effect of
  Accounting Change                       $  0.58  $  0.49   18.4%  $   1.64 $   1.44   13.9%
Net Income                                $  0.58  $  0.49   18.4%  $   1.70 $   1.44   18.1%

Diluted Earnings Per Share:
Income Before Cumulative Effect of
  Accounting Change                       $  0.57  $  0.49   16.3%  $   1.62 $   1.42   14.1%
Net Income                                $  0.57  $  0.49   16.3%  $   1.68 $   1.43   17.5%

------------------------------------------------------------------- --------------------------

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

Normalized 1999 results excluded the following special items:
1Q -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($39)
   -- Reduction of a charge to cover the cost of consolidating security monitoring centers and company-owned cellular retail stores ($27)
2Q -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($28)
3Q -- Costs related to synchronizing accounting estimation techniques and valuation assumptions and the impairment of a portion of the accounting goodwill associated with Ameritech's security business $883
   -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($47)

Normalized 1998 results excluded the following special items:
1Q -- Charge to cover the cost of consolidating security monitoring centers and company-owned cellular retail stores $64
   -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($19)
2Q -- Gain on sale of Telecom Corp of New Zealand (TCNZ) shares ($1,012)
   -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($30)
3Q -- Gains on sales of certain non-core businesses, principally the required disposition of SBC's interest in Mobile Telephone Networks (MTN), a South African national cellular company, due to SBC's investment in Telkom
      SA Limited (Telkom) ($219)
   -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($28)

SBC Communications Inc.
------------------------------------------------------------------------------------
Supplemental Pro Forma Consolidated Statements of Income - Normalized
Dollars in millions
------------------------------------------------------------------------------------
Unaudited
                                  Three Months Ended           Nine Months Ended
                                -----------------------   --------------------------

Wireline                         9/30/99 9/30/98  % Chg    9/30/99  9/30/98  % Chg
-------------------------------------------------------   --------------------------
Operating Revenues
  Local service                  $ 4,913 $ 4,375  12.3%   $ 14,204 $ 12,775  11.2%
  Network access                   2,571   2,394   7.4%      7,675    7,243   6.0%
  Long distance service              864     952  -9.2%      2,669    2,778  -3.9%
  Other                            1,196   1,265  -5.5%      3,551    3,555  -0.1%
-------------------------------------------------------   --------------------------
    Total Operating Revenues       9,544   8,986   6.2%     28,099   26,351   6.6%
-------------------------------------------------------   --------------------------

Operating Expenses
  Operations and support           5,354   5,126   4.4%     15,662   14,816   5.7%
-------------------------------------------------------   --------------------------
EBITDA *                           4,190   3,860   8.5%     12,437   11,535   7.8%
-------------------------------------------------------   --------------------------
  Depreciation and amortization    1,726   1,629   6.0%      5,052    4,787   5.5%
-------------------------------------------------------   --------------------------
    Total Operating Expenses       7,080   6,755   4.8%     20,714   19,603   5.7%
-------------------------------------------------------   --------------------------
Operating Income                   2,464   2,231  10.4%      7,385    6,748   9.4%
-------------------------------------------------------   --------------------------
Interest Expense                     291     311  -6.4%        877      928  -5.5%
-------------------------------------------------------   --------------------------
Other Income (Expense) - Net          20       8      -         67       14      -
-------------------------------------------------------   --------------------------
Income Before Income Taxes       $ 2,193 $ 1,928  13.7%   $  6,575 $  5,834  12.7%
=======================================================   ==========================

Wireless
-------------------------------------------------------   --------------------------
Operating Revenues
  Subscriber Revenues            $ 1,506 $ 1,221  23.3%   $  4,013 $  3,508  14.4%
  Other                              355     243  46.1%        911      652  39.7%
-------------------------------------------------------   --------------------------
    Total Operating Revenues       1,861   1,464  27.1%      4,924    4,160  18.4%
-------------------------------------------------------   --------------------------

Operating Expenses
  Operations and support           1,178   1,010  16.6%      3,303    2,952  11.9%
-------------------------------------------------------   --------------------------
EBITDA *                             683     454  50.4%      1,621    1,208  34.2%
-------------------------------------------------------   --------------------------
  Depreciation and amortization      255     176  44.9%        625      521  20.0%
-------------------------------------------------------   --------------------------
    Total Operating Expenses       1,433   1,186  20.8%      3,928    3,473  13.1%
-------------------------------------------------------   --------------------------
Operating Income                     428     278  54.0%        996      687  45.0%
-------------------------------------------------------   --------------------------
Interest Expense                      65      47  38.3%        149      144   3.5%
-------------------------------------------------------   --------------------------
Equity in Net Income of
  Affiliates                          12       9  33.3%         28       19  47.4%
-------------------------------------------------------   --------------------------
Other Income (Expense) - Net         (56)    (64)-12.5%       (153)    (153)     -
-------------------------------------------------------   --------------------------
Income Before Income Taxes       $   319 $   176  81.3%   $    722 $    409  76.5%
=======================================================   ==========================

Information and Entertainment
-------------------------------------------------------   --------------------------
Operating Revenues               $ 1,071 $   963  11.2%   $  3,132 $  2,891   8.3%
-------------------------------------------------------   --------------------------

Operating Expenses
  Operations and support             659     589  11.9%      2,022    1,766  14.5%
-------------------------------------------------------   --------------------------
EBITDA *                             412     374  10.2%      1,110    1,125  -1.3%
-------------------------------------------------------   --------------------------
  Depreciation and amortization       49      53  -7.5%        141      146  -3.4%
-------------------------------------------------------   --------------------------
    Total Operating Expenses         708     642  10.3%      2,163    1,912  13.1%
-------------------------------------------------------   --------------------------
Operating Income                     363     321  13.1%        969      979  -1.0%
-------------------------------------------------------   --------------------------
Interest Expense                      13      10  30.0%         37       30  23.3%
-------------------------------------------------------   --------------------------
Other Income (Expense) - Net           2       2      -          8        6  33.3%
-------------------------------------------------------   --------------------------
Income Before Income Taxes       $   352 $   313  12.5%   $    940 $    955  -1.6%
=======================================================   ==========================

International
-------------------------------------------------------   --------------------------
Operating Revenues               $    49 $    30  63.3%   $    138 $    114  21.1%
-------------------------------------------------------   --------------------------
Operating Expenses                    64      43  48.8%        170      136  25.0%
-------------------------------------------------------   --------------------------
Operating Income (Loss)              (15)    (13) 15.4%        (32)     (22) 45.5%
-------------------------------------------------------   --------------------------
Interest Expense                      68      74  -8.1%        236      203  16.3%
-------------------------------------------------------   --------------------------
Equity in Net Income of
  Affiliates                         208     126  65.1%        546      423  29.1%
-------------------------------------------------------   --------------------------
Other Income (Expense) - Net          24       5      -        222       88      -
-------------------------------------------------------   --------------------------
Income Before Income Taxes       $   149 $    44      -   $    500 $    286  74.8%
=======================================================   ==========================

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
--------------------------------------------------------------------------------------------
Pro Forma Supplementary Financial and Operating Data
Dollars in millions except per share amounts
--------------------------------------------------------------------------------------------
Unaudited                              Three Months Ended             Nine Months Ended
                                   --------------------------   ----------------------------
                                     9/30/99   9/30/98  % Chg    9/30/99   9/30/98   % Chg
-------------------------------------------------------------   ----------------------------

Analytical and Operating Information

Capital Expenditures               $   2,523 $   2,195  14.9%  $   7,006 $   6,317   10.9%
   Capital Expenditures - Wireline $   2,123 $   1,936   9.7%  $   5,996 $   5,363   11.8%
   Capital Expenditures - Wireless $     323 $     162  99.4%  $     738 $     659   12.0%
Dividends Declared Per Share 1     $ 0.24375 $ 0.23375   4.3%  $ 0.73125 $ 0.70125    4.3%
Weighted Average Common
 Shares Outstanding (000,000)          3,414     3,406   0.2%      3,411     3,406    0.1%
Weighted Average Common Shares
 Outstanding With Dilution (000,000)   3,463     3,447   0.5%      3,461     3,448    0.4%
End of Period Common Shares
 Outstanding (000,000)                                             3,413     3,405    0.2%
Debt Ratio                                                        47.54%    49.08% -154 BP
Total Employees                                                  203,270   199,750    1.8%
Access Lines Served (000)                                         60,218    58,423    3.1%
    Residence                                                     37,123    36,207    2.5%
    Business                                                      22,322    21,433    4.1%
    Other                                                            773       783   -1.3%
Voice Grade Equivalents (000)                                     87,269    78,826   10.7%
    Residence                                                     37,509    36,213    3.6%
    Business                                                      48,987    41,830   17.1%
    Other                                                            773       783   -1.3%
Resold Lines (000)                                                 1,484     1,222   21.4%
Access Minutes of Use (000,000)        67,013  63,001   6.4%     196,393   184,066    6.7%

Domestic Wireless Operations 2
-----------------------------

    Wireless Customers (000)           10,311   8,268  24.7%      10,311     8,268  24.7%
    Net Adds (000)                        988     194      -       1,625       712      -
    POPs (000,000)                        113     104   8.7%         113       104   8.7%

SBC International
-----------------------------

  Total customers of SBC International's affiliates
    Access Lines (000) 3, 6                                       37,923    25,442  49.1%
    Wireless-Consolidated (000): 4
      Subscribers                                                    375         -     -
      Net Adds                                                       375         -     -
    Wireless-Equity Owned (000): 5
      Subscribers                                                 18,091     9,161  97.5%
      Net Adds                                                     7,842     3,916     -
    Video Subscribers (000) 6                                      1,274     1,610 -20.9%

  SBC's proportionate interest of SBC International's affiliates
    Access Lines (000) 3, 6                                        7,261     4,841  50.0%
    Wireless-Equity Owned (000): 5
      Subscribers                                                  2,793     1,495  86.8%
      Net Adds                                                     1,153       769  49.9%
    Video Subscribers (000) 6                                        567       672 -15.6%

  1 Dividends declared by SBC's Board of Directors; these amounts do not include dividends declared and paid by Ameritech Corporation and Southern New England Telecommunications Corporation prior to their respective mergers with SBC.
  2 All periods exclude overlapping cellular properties sold in October 1999, and 1999 includes approximately 862,000 customers related to Comcast Cellular Corporation acquired in July 1999.
  3 1999 includes nearly 11 million access lines from SBC's investments in Bell
    Canada acquired in May 1999.
  4 Amounts related to the acquisition of Cellular Communications of Puerto Rico in August 1999.
  5 1999 includes approximately 1.6 million subscribers from SBC's investments in Bell Canada acquired in May 1999.
  6 1998 includes customer amounts related to SBC's investments in Chile sold in June 1999.

SBC Communications Inc.
---------------------------------------------------------------------------------------------
Supplemental Pro Forma Consolidated Statements of Income
Dollars in millions except per share amounts
---------------------------------------------------------------------------------------------
Unaudited                                  Three Months Ended          Nine Months Ended
                                        --------------------------  -------------------------
                                         9/30/99  9/30/98   % Chg   9/30/99  9/30/98   % Chg
------------------------------------------------------------------  -------------------------
Operating Revenues
  Landline local service                 $ 4,843  $ 4,362   11.0%  $ 14,112 $ 12,795   10.3%
  Wireless subscriber                      1,706    1,408   21.2%     4,564    4,056   12.5%
  Network access                           2,535    2,382    6.4%     7,596    7,164    6.0%
  Long distance service                      860      949   -9.4%     2,658    2,773   -4.1%
  Directory advertising                      926      868    6.7%     2,746    2,588    6.1%
  Other                                    1,664    1,637    1.6%     4,916    4,666    5.4%
------------------------------------------------------------------  -------------------------
    Total Operating Revenues              12,534   11,606    8.0%    36,592   34,042    7.5%
------------------------------------------------------------------  -------------------------

Operating Expenses
  Operations and support                   7,629    6,696   13.9%    21,474   19,685    9.1%
------------------------------------------------------------------  -------------------------
     EBITDA *                              4,905    4,910   -0.1%    15,118   14,357    5.3%
------------------------------------------------------------------  -------------------------
  Depreciation and amortization            2,443    1,916   27.5%     6,378    5,661   12.7%
------------------------------------------------------------------  -------------------------
    Total Operating Expenses              10,072    8,612   17.0%    27,852   25,346    9.9%
------------------------------------------------------------------  -------------------------
Operating Income                           2,462    2,994  -17.8%     8,740    8,696    0.5%
------------------------------------------------------------------  -------------------------
Interest Expense                             365      383   -4.7%     1,069    1,223  -12.6%
------------------------------------------------------------------  -------------------------
Equity in Net Income of Affiliates           220      134   64.2%       574      441   30.2%
------------------------------------------------------------------  -------------------------
Other Income (Expense) - Net                 (29)     292       -      (129)   1,721       -
------------------------------------------------------------------  -------------------------
Income Before Income Taxes and
 Cumulative Effect of Accounting Change    2,288    3,037  -24.7%     8,116    9,635  -15.8%
------------------------------------------------------------------  -------------------------
Income Taxes                               1,153    1,111    3.8%     3,270    3,491   -6.3%
------------------------------------------------------------------  -------------------------
Income Before Cumulative Effect of
  Accounting Change                        1,135    1,926  -41.1%     4,846    6,144  -21.1%
------------------------------------------------------------------  -------------------------
Cumulative Effect of Accounting
  Change, net of tax                           -        -       -       207       15       -
------------------------------------------------------------------  -------------------------
Net Income                               $ 1,135  $ 1,926  -41.1%  $  5,053 $  6,159  -18.0%
==================================================================  =========================

Basic Earnings Per Share:
Income Before Cumulative Effect of
  Accounting Change                      $  0.33  $  0.57  -42.1%  $   1.42 $   1.80  -21.1%
Net Income                               $  0.33  $  0.57  -42.1%  $   1.48 $   1.81  -18.2%

Diluted Earnings Per Share:
Income Before Cumulative Effect of
  Accounting Change                      $  0.33  $  0.56  -41.1%  $   1.40 $   1.78  -21.3%
Net Income                               $  0.33  $  0.56  -41.1%  $   1.46 $   1.79  -18.4%

------------------------------------------------------------------  -------------------------

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
-------------------------------------------------------------------------------
Supplemental Pro Forma Consolidated Balance Sheets
Dollars in millions except per share amounts
-------------------------------------------------------------------------------
Unaudited                                               09/30/99       12/31/98
-------------------------------------------------------------------------------

Assets
Current Assets
 Cash and cash equivalents                              $    532      $    599
 Accounts receivable - net of allowances
  for uncollectibles of $1,043 and $810                    8,903         9,783
 Prepaid expenses                                            868           843
 Deferred income taxes                                       922           685
 Other current assets                                        752           787
-------------------------------------------------------------------------------
  Total current assets                                    11,977        12,697
-------------------------------------------------------------------------------
Property, Plant and Equipment - at cost                  115,375       109,778
 Less: Accumulated depreciation and amortization          69,335        65,584
-------------------------------------------------------------------------------
Property, Plant and Equipment - Net                       46,040        44,194
-------------------------------------------------------------------------------
Intangible Assets - Net of Accumulated
  Amortization of $1,308 and $1,111                        7,197         5,161
Investments in Equity Affiliates                          10,632         7,412
Other Assets                                               6,000         5,517
-------------------------------------------------------------------------------
   Total Assets                                         $ 81,846      $ 74,981
===============================================================================

Liabilities and Shareowners' Equity
Current Liabilities
 Debt maturing within one year                          $  6,424      $  4,178
 Accounts payable and accrued liabilities                 10,292        10,642
 Accrued taxes                                             2,509         2,611
 Dividends payable                                           831           809
-------------------------------------------------------------------------------
  Total current liabilities                               20,056        18,240
-------------------------------------------------------------------------------
Long-Term Debt                                            17,418        17,170
-------------------------------------------------------------------------------
Deferred Credits and Other Noncurrent Liabilities
 Deferred income taxes                                     4,933         2,861
 Postemployment benefit obligation                         9,265         9,193
 Unamortized investment tax credits                          410           474
 Other noncurrent liabilities                              3,456         3,269
-------------------------------------------------------------------------------
  Total deferred credits and other
    noncurrent liabilities                                18,064        15,797
-------------------------------------------------------------------------------

Corporation-obligated mandatorily redeemable
  preferred securities of subsidiary trusts                1,000         1,000
-------------------------------------------------------------------------------

Shareowners' Equity
 Common shares issued ($1 par value)                       3,433         3,434
 Capital in excess of par value                           12,430        12,439
 Retained earnings                                        11,518         8,948
 Guaranteed obligations of employee stock
   ownership plans                                          (128)         (261)
 Deferred Compensation - LESOP                               (78)          (82)
 Treasury shares (at cost)                                  (692)         (882)
 Accumulated other comprehensive income                   (1,175)         (822)
-------------------------------------------------------------------------------
  Total shareowners' equity                               25,308        22,774
-------------------------------------------------------------------------------
   Total Liabilities and Shareowners' Equity            $ 81,846      $ 74,981
===============================================================================

SBC Communications Inc.
--------------------------------------------------------------------------
Supplemental Pro Forma Consolidated Statement of Cash Flows
Dollars in millions, increase (decrease) in cash and cash equivalents
--------------------------------------------------------------------------
Unaudited                                             Nine months ended
                                                    9/30/99       9/30/98
--------------------------------------------------------------------------
Operating Activities
Net income                                          $ 5,053       $ 6,159
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                       6,378         5,661
  Undistributed earnings from investments
   in equity affiliates                                (343)         (108)
  Provision for uncollectible accounts                  824           629
  Amortization of investment tax credits                (64)          (73)
  Deferred income tax expense                           662           482
  Gain on sale of TCNZ shares                             -        (1,543)
  Cumulative effect of accounting change,
    net of tax                                         (207)          (15)
  Other - net                                          (397)       (1,415)
--------------------------------------------------------------------------
Total adjustments                                     6,853         3,618
--------------------------------------------------------------------------
Net Cash Provided by Operating Activities            11,906         9,777
--------------------------------------------------------------------------

Investing Activities
Construction and capital expenditures                (7,006)       (6,317)
Investments in affiliates                               (32)          (48)
Purchase of short-term investments                      (26)          (41)
Proceeds from short-term investments                      6           324
Dispositions                                          1,448         2,316
Acquisitions                                         (4,792)       (3,182)
Other                                                     2             6
--------------------------------------------------------------------------
Net Cash Used in Investing Activities               (10,400)       (6,942)
--------------------------------------------------------------------------

Financing Activities
Net change in short-term borrowings with
 original maturities of three months or less          2,214        (1,759)
Issuance of other short-term borrowings                   -             2
Repayment of other short-term borrowings                  -            (8)
Issuance of long-term debt                              738         2,880
Repayment of long-term debt                          (2,140)       (1,341)
Issuance of common shares                                 -            57
Issuance of preferred shares in subsidiaries              3           322
Purchase of treasury shares                            (428)         (630)
Issuance of treasury shares                             504           515
Dividends paid                                       (2,464)       (2,339)
--------------------------------------------------------------------------
Net Cash Used in Financing Activities                (1,573)       (2,301)
--------------------------------------------------------------------------
Net increase (decrease) in cash and cash
  equivalents                                           (67)          534
--------------------------------------------------------------------------
Cash and cash equivalents beginning of year             599           649
--------------------------------------------------------------------------
Cash and Cash Equivalents End of Period             $   532       $ 1,183
==========================================================================

SBC Communications Inc.
----------------------------------------------------------------------------------------------
Consolidated Statements of Income - Normalized
Dollars in millions except per share amounts
----------------------------------------------------------------------------------------------
Unaudited                                Three Months Ended            Nine Months Ended
                                     ----------------------------  ---------------------------
                                       9/30/99  9/30/98    % Chg    9/30/99   9/30/98   % Chg
-----------------------------------------------------------------  ---------------------------
Operating Revenues
  Landline local service               $ 2,940  $ 2,832     3.8%    $ 8,667   $ 8,291    4.5%
  Wireless subscriber                    1,299      975    33.2%      3,391     2,797   21.2%
  Network access                         1,713    1,614     6.1%      5,116     4,861    5.2%
  Long distance service                    522      608   -14.1%      1,631     1,791   -8.9%
  Directory advertising                    546      503     8.5%      1,537     1,489    3.2%
  Other                                    745      684     8.9%      2,135     1,872   14.0%
-----------------------------------------------------------------  ---------------------------
    Total Operating Revenues             7,765    7,216     7.6%     22,477    21,101    6.5%
-----------------------------------------------------------------  ---------------------------

Operating Expenses
  Operations and support                 4,280    4,072     5.1%     12,532    11,929    5.1%
-----------------------------------------------------------------  ---------------------------
     EBITDA *                            3,485    3,144    10.8%      9,945     9,172    8.4%
-----------------------------------------------------------------  ---------------------------
  Depreciation and amortization          1,378    1,241    11.0%      3,898     3,677    6.0%
-----------------------------------------------------------------  ---------------------------
    Total Operating Expenses             5,658    5,313     6.5%     16,430    15,606    5.3%
-----------------------------------------------------------------  ---------------------------
Operating Income                         2,107    1,903    10.7%      6,047     5,495   10.0%
-----------------------------------------------------------------  ---------------------------
Interest Expense                           205      244   -16.0%        641       760  -15.7%
-----------------------------------------------------------------  ---------------------------
Equity in Net Income of Affiliates          97       55    76.4%        251       181   38.7%
-----------------------------------------------------------------  ---------------------------
Other Income (Expense) - Net                 6      (71)       -        (74)     (149) -50.3%
-----------------------------------------------------------------  ---------------------------
Income Before Income Taxes and Cumulative
  Effect of Accounting Change            2,005    1,643    22.0%      5,583     4,767   17.1%
-----------------------------------------------------------------  ---------------------------
Income Taxes                               727      600    21.2%      2,014     1,734   16.1%
-----------------------------------------------------------------  ---------------------------
Income Before Cumulative Effect of
  Accounting Change                      1,278    1,043    22.5%      3,569     3,033   17.7%
-----------------------------------------------------------------  ---------------------------
Cumulative Effect of Accounting
  Change, net of tax                         -        -        -          -        15       -
-----------------------------------------------------------------  ---------------------------
Net Income                             $ 1,278  $ 1,043    22.5%    $ 3,569   $ 3,048   17.1%
=================================================================  ===========================

Basic Earnings Per Share:
Income Before Cumulative Effect of
  Accounting Change                    $  0.65  $  0.53    22.6%    $  1.82   $  1.55   17.4%
Net Income                             $  0.65  $  0.53    22.6%    $  1.82   $  1.56   16.7%

Diluted Earnings Per Share:
Income Before Cumulative Effect of
  Accounting Change                    $  0.64  $  0.53    20.8%    $  1.79   $  1.53   17.0%
Net Income                             $  0.64  $  0.53    20.8%    $  1.79   $  1.54   16.2%

-----------------------------------------------------------------  ---------------------------

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

Normalized 1998 results excluded the following special items:
3Q -- Gains on sales of certain non-core businesses, principally the required disposition of SBC's interest in Mobile Telephone Networks (MTN), a South African national cellular company, due to SBC's investment in Telkom
      SA Limited (Telkom) ($219)

SBC Communications Inc.
-----------------------------------------------------------------------------------------------
Consolidated Statements of Income
Dollars in millions except per share amounts
-----------------------------------------------------------------------------------------------
Unaudited                                     Three Months Ended         Nine Months Ended
                                            ------------------------  -------------------------
                                           9/30/99  9/30/98  % Chg    9/30/99 9/30/98   % Chg
--------------------------------------------------------------------  -------------------------
Operating Revenues
  Landline local service                   $ 2,940  $ 2,832   3.8%    $ 8,667 $ 8,291    4.5%
  Wireless subscriber                        1,299      975  33.2%      3,391   2,797   21.2%
  Network access                             1,713    1,614   6.1%      5,116   4,861    5.2%
  Long distance service                        522      608 -14.1%      1,631   1,791   -8.9%
  Directory advertising                        546      503   8.5%      1,537   1,489    3.2%
  Other                                        745      684   8.9%      2,135   1,872   14.0%
--------------------------------------------------------------------  -------------------------
    Total Operating Revenues                 7,765    7,216   7.6%     22,477  21,101    6.5%
--------------------------------------------------------------------  -------------------------

Operating Expenses
  Operations and support                     4,280    4,072   5.1%     12,532  11,929    5.1%
--------------------------------------------------------------------  -------------------------
     EBITDA *                                3,485    3,144  10.8%      9,945   9,172    8.4%
--------------------------------------------------------------------  -------------------------
  Depreciation and amortization              1,378    1,241  11.0%      3,898   3,677    6.0%
--------------------------------------------------------------------  -------------------------
    Total Operating Expenses                 5,658    5,313   6.5%     16,430  15,606    5.3%
--------------------------------------------------------------------  -------------------------
Operating Income                             2,107    1,903  10.7%      6,047   5,495   10.0%
--------------------------------------------------------------------  -------------------------
Interest Expense                               205      244 -16.0%        641     760  -15.7%
--------------------------------------------------------------------  -------------------------
Equity in Net Income of Affiliates              97       55  76.4%        251     181   38.7%
--------------------------------------------------------------------  -------------------------
Other Income (Expense) - Net                     6      287      -        (74)    209       -
--------------------------------------------------------------------  -------------------------
Income Before Income Taxes and Cumulative
  Effect of Accounting Change                2,005    2,001   0.2%      5,583   5,125    8.9%
--------------------------------------------------------------------  -------------------------
Income Taxes                                   727      739  -1.6%      2,014   1,873    7.5%
--------------------------------------------------------------------  -------------------------
Income Before Cumulative Effect
  of Accounting Change                       1,278    1,262   1.3%      3,569   3,252    9.7%
--------------------------------------------------------------------  -------------------------
Cumulative Effect of Accounting
  Change, net of tax                             -        -      -          -      15       -
--------------------------------------------------------------------  -------------------------
Net Income                                 $ 1,278  $ 1,262   1.3%    $ 3,569 $ 3,267    9.2%
====================================================================  =========================

Basic Earnings Per Share:
Income Before Cumulative Effect
  of Accounting Change                     $  0.65  $  0.65      -    $  1.82 $  1.66    9.6%
Net Income                                 $  0.65  $  0.65      -    $  1.82 $  1.67    9.0%

Diluted Earnings Per Share:
Income Before Cumulative Effect
  of Accounting Change                     $  0.64  $  0.64      -    $  1.79 $  1.64    9.1%
Net Income                                 $  0.64  $  0.64      -    $  1.79 $  1.65    8.5%

--------------------------------------------------------------------  -------------------------

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
--------------------------------------------------------------------------------
Consolidated Balance Sheets
Dollars in millions except per share amounts
--------------------------------------------------------------------------------
Unaudited                                                09/30/99      12/31/98
--------------------------------------------------------------------------------

Assets
Current Assets
 Cash and cash equivalents                               $    267      $    460
 Accounts receivable - net of allowances for
  uncollectibles of $487 and $472                           5,524         5,790
 Prepaid expenses                                             628           414
 Deferred income taxes                                        663           489
 Other current assets                                         451           385
--------------------------------------------------------------------------------
  Total current assets                                      7,533         7,538
--------------------------------------------------------------------------------
Property, Plant and Equipment - at cost                    76,832        73,466
 Less: Accumulated depreciation and amortization           45,635        43,546
--------------------------------------------------------------------------------
Property, Plant and Equipment - Net                        31,197        29,920
--------------------------------------------------------------------------------
Intangible Assets - Net of Accumulated
  Amortization of $893 and $741                             5,758         3,087
Investments in Equity Affiliates                            2,510         2,514
Other Assets                                                2,138         2,007
--------------------------------------------------------------------------------
   Total Assets                                          $ 49,136      $ 45,066
================================================================================

Liabilities and Shareowners' Equity
Current Liabilities
 Debt maturing within one year                             $2,622        $1,551
 Accounts payable and accrued liabilities                   6,332         6,774
 Accrued taxes                                              1,809         1,206
 Dividends payable                                            480           458
--------------------------------------------------------------------------------
  Total current liabilities                                11,243         9,989
--------------------------------------------------------------------------------
Long-Term Debt                                             11,266        11,612
--------------------------------------------------------------------------------
Deferred Credits and Other Noncurrent Liabilities
 Deferred income taxes                                      2,745         1,990
 Postemployment benefit obligation                          5,117         5,220
 Unamortized investment tax credits                           311           359
 Other noncurrent liabilities                               2,170         2,116
--------------------------------------------------------------------------------
  Total deferred credits and other
    noncurrent liabilities                                 10,343         9,685
--------------------------------------------------------------------------------

Corporation-obligated mandatorily redeemable
  preferred securities of subsidiary trusts                 1,000         1,000
--------------------------------------------------------------------------------

Shareowners' Equity
 Common shares issued ($1 par value)                        1,988         1,988
 Capital in excess of par value                             9,229         9,139
 Retained earnings                                          5,529         3,396
 Guaranteed obligations of employee stock
    ownership plans                                           (91)         (147)
 Deferred Compensation - LESOP                                (78)          (82)
 Treasury shares (at cost)                                   (692)         (882)
 Accumulated other comprehensive income                      (601)         (632)
--------------------------------------------------------------------------------
  Total shareowners' equity                                15,284        12,780
--------------------------------------------------------------------------------
   Total Liabilities and Shareowners' Equity             $ 49,136      $ 45,066
================================================================================

SBC Communications Inc.
-------------------------------------------------------------------------------
Consolidated Statements of Cash Flows
Dollars in millions, increase (decrease) in cash and cash equivalents
-------------------------------------------------------------------------------
Unaudited                                                 Nine months ended
                                                         9/30/99     9/30/98
-------------------------------------------------------------------------------
Operating Activities
Net income                                               $ 3,569     $ 3,267
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                           3,898       3,677
   Undistributed earnings from investments
     in equity affiliates                                   (181)        (26)
   Provision for uncollectible accounts                      374         373
   Amortization of investment tax credits                    (48)        (54)
   Deferred income tax expense                               442         344
   Cumulative effect of accounting change, net of tax          -         (15)
   Other - net                                              (588)     (1,510)
-------------------------------------------------------------------------------
Total adjustments                                          3,897       2,789
-------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                  7,466       6,056
-------------------------------------------------------------------------------

Investing Activities
Construction and capital expenditures                     (4,741)     (4,191)
Investments in affiliates                                    (45)        (54)
Purchase of short-term investments                           (26)        (41)
Proceeds from short-term investments                           6         324
Dispositions                                                 475         733
Acquisitions                                              (1,134)          -
Other                                                          2           6
-------------------------------------------------------------------------------
Net Cash Used in Investing Activities                     (5,463)     (3,223)
-------------------------------------------------------------------------------

Financing Activities
Net change in short-term borrowings with
 original maturities of three months or less                 948        (197)
Issuance of other short-term borrowings                        -           2
Repayment of other short-term borrowings                       -          (8)
Issuance of long-term debt                                     6         394
Repayment of long-term debt                               (1,909)     (1,019)
Issuance of common shares                                      -          57
Purchase of treasury shares                                  (21)       (497)
Issuance of treasury shares                                  197         176
Dividends paid                                            (1,417)     (1,350)
-------------------------------------------------------------------------------
Net Cash Used in Financing Activities                     (2,196)     (2,442)
-------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents        (193)        391
-------------------------------------------------------------------------------
Cash and cash equivalents beginning of year                  460         410
-------------------------------------------------------------------------------
Cash and Cash Equivalents End of Period                  $   267     $   801
===============================================================================

SBC Communications Inc.
-----------------------------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized
Dollars in millions except per share amounts
-----------------------------------------------------------------------------------------------------
Unaudited
                                                         Three Months Ended                   Year
                                                     --------------------------             To Date
                                                      3/31/99  6/30/99 9/30/99              9/30/99
-----------------------------------------------------------------------------------------    --------
Operating Revenues
  Landline local service                              $ 4,484  $ 4,785 $ 4,903             $ 14,172
  Wireless subscriber                                   1,189    1,318   1,525                4,032
  Network access                                        2,509    2,552   2,552                7,613
  Long distance service                                   903      895     860                2,658
  Directory advertising                                   971      849     926                2,746
  Other                                                 1,535    1,624   1,684                4,843
-----------------------------------------------------------------------------------------    --------
    Total Operating Revenues                           11,591   12,023  12,450               36,064
-----------------------------------------------------------------------------------------    --------

Operating Expenses
  Operations and support                                6,739    6,901   7,125               20,765
-----------------------------------------------------------------------------------------    --------
     EBITDA *                                           4,852    5,122   5,325               15,299
-----------------------------------------------------------------------------------------    --------
  Depreciation and amortization                         1,917    1,966   2,083                5,966
-----------------------------------------------------------------------------------------    --------
    Total Operating Expenses                            8,656    8,867   9,208               26,731
-----------------------------------------------------------------------------------------    --------
Operating Income                                        2,935    3,156   3,242                9,333
-----------------------------------------------------------------------------------------    --------
Interest Expense                                          358      336     364                1,058
-----------------------------------------------------------------------------------------    --------
Equity in Net Income of Affiliates                        172      182     220                  574
-----------------------------------------------------------------------------------------    --------
Other Income (Expense) - Net                              (71)     (15)      1                  (85)
-----------------------------------------------------------------------------------------    --------
Income Before Income Taxes and
  Cumulative Effect of Accounting Change                2,678    2,987   3,099                8,764
-----------------------------------------------------------------------------------------    --------
Income Taxes                                              971    1,077   1,128                3,176
-----------------------------------------------------------------------------------------    --------
Income Before Cumulative Effect of Accounting Change    1,707    1,910   1,971                5,588
-----------------------------------------------------------------------------------------    --------
Cumulative Effect of Accounting Change, net of tax        207        -       -                  207
-----------------------------------------------------------------------------------------    --------
Net Income                                            $ 1,914  $ 1,910 $ 1,971             $  5,795
=========================================================================================    ========

Basic Earnings Per Share:
Income Before Cumulative Effect of Accounting Change  $  0.50  $  0.56 $  0.58             $   1.64
Net Income                                            $  0.56  $  0.56 $  0.58             $   1.70

Diluted Earnings Per Share:
Income Before Cumulative Effect of Accounting Change  $  0.49  $  0.55 $  0.57             $   1.62
Net Income                                            $  0.55  $  0.55 $  0.57             $   1.68
-----------------------------------------------------------------------------------------    --------

*EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

Normalized 1999 results excluded the following special items:
1Q -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($39)
   -- Reduction of a charge to cover the cost of consolidating security monitoring centers and company-owned cellular retail stores ($27)
2Q -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($28)
3Q -- Costs related to synchronizing accounting estimation techniques and valuation assumptions and the impairment of a portion of the accounting goodwill associated with Ameritech's security business $883
   -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($47)

SBC Communications Inc.
---------------------------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized
Dollars in millions except per share amounts
---------------------------------------------------------------------------------------------------
Unaudited
                                                            Three Months Ended              Year
                                                    -----------------------------------     Ended
                                                     3/31/98  6/30/98 9/30/98 12/31/98    12/31/98
---------------------------------------------------------------------------------------    --------
Operating Revenues
  Landline local service                             $ 4,103  $ 4,330 $ 4,362  $ 4,441    $ 17,236
  Wireless subscriber                                  1,086    1,200   1,222    1,183       4,691
  Network access                                       2,342    2,440   2,382    2,417       9,581
  Long distance service                                  912      912     949      900       3,673
  Directory advertising                                  930      790     868    1,341       3,929
  Other                                                1,452    1,494   1,598    1,669       6,213
---------------------------------------------------------------------------------------    --------
    Total Operating Revenues                          10,825   11,166  11,381   11,951      45,323
---------------------------------------------------------------------------------------    --------

Operating Expenses
  Operations and support                               6,256    6,340   6,562    7,162      26,320
---------------------------------------------------------------------------------------    --------
     EBITDA *                                          4,569    4,826   4,819    4,789      19,003
---------------------------------------------------------------------------------------    --------
  Depreciation and amortization                        1,825    1,869   1,891    1,931       7,516
---------------------------------------------------------------------------------------    --------
    Total Operating Expenses                           8,081    8,209   8,453    9,093      33,836
---------------------------------------------------------------------------------------    --------
Operating Income                                       2,744    2,957   2,928    2,858      11,487
---------------------------------------------------------------------------------------    --------
Interest Expense                                         427      403     379      375       1,584
---------------------------------------------------------------------------------------    --------
Equity in Net Income of Affiliates                       152      155     134      172         613
---------------------------------------------------------------------------------------    --------
Other Income (Expense) - Net                             (78)     (27)    (58)       7        (156)
---------------------------------------------------------------------------------------    --------
Income Before Income Taxes, Extraordinary Loss
  and Cumulative Effect of Accounting Change           2,391    2,682   2,625    2,662      10,360
---------------------------------------------------------------------------------------    --------
Income Taxes                                             878      974     946      951       3,749
---------------------------------------------------------------------------------------    --------
Income Before Extraordinary Loss and
  Cumulative Effect of Accounting Change               1,513    1,708   1,679    1,711       6,611
---------------------------------------------------------------------------------------    --------
Extraordinary Loss, net of tax                             -        -       -      (60)        (60)
Cumulative Effect of Accounting Change, net of tax        15        -       -        -          15
---------------------------------------------------------------------------------------    --------
Net Income                                           $ 1,528  $ 1,708 $ 1,679  $ 1,651    $  6,566
=======================================================================================    ========

Basic Earnings Per Share:
Income Before Extraordinary Loss
  and Cumulative Effect of Accounting Change         $  0.44  $  0.50 $  0.49  $  0.50    $   1.94
Net Income                                           $  0.45  $  0.50 $  0.49  $  0.48    $   1.93

Diluted Earnings Per Share:
Income Before Extraordinary Loss
  and Cumulative Effect of Accounting Change         $  0.44  $  0.50 $  0.49  $  0.50    $   1.92
Net Income                                           $  0.44  $  0.50 $  0.49  $  0.48    $   1.90

---------------------------------------------------------------------------------------    --------

*EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

Normalized 1998 results excluded the following special items:
1Q -- Charge to cover the cost of consolidating security monitoring centers and company-owned cellular retail stores $64
   -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($19)
2Q -- Gain on sale of Telecom Corp of New Zealand (TCNZ) shares ($1,012)
   -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($30)
3Q -- Gains on sales of certain non-core businesses, principally the required disposition of SBC's interest in Mobile Telephone Networks (MTN), a South African national cellular company, due to SBC's investment in Telkom SA Limited (Telkom) ($219)
   -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($28)
4Q -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($46)
   -- Charges related to strategic initiatives resulting from the merger integration process with SNET $268
   -- Gain on sale of assets to Century Telephone Enterprises Inc. ($102)

SBC Communications Inc.
----------------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized
Dollars in millions except per share amounts
----------------------------------------------------------------------------------------
Unaudited
                                                Three Months Ended               Year
                                         -----------------------------------     Ended
                                          3/31/97  6/30/97 9/30/97 12/31/97     12/31/97
----------------------------------------------------------------------------    --------
Operating Revenues
  Landline local service                  $ 3,840  $ 3,955 $ 4,027  $ 4,181    $ 16,003
  Wireless subscriber                         965    1,066   1,111    1,121       4,263
  Network access                            2,399    2,444   2,409    2,393       9,645
  Long distance service                       917      910     911      880       3,618
  Directory advertising                       854      736     873    1,152       3,615
  Other                                     1,191    1,330   1,353    1,415       5,289
----------------------------------------------------------------------------    --------
    Total Operating Revenues               10,166   10,441  10,684   11,142      42,433
----------------------------------------------------------------------------    --------

Operating Expenses
  Operations and support                    5,962    6,096   6,370    6,780      25,208
----------------------------------------------------------------------------    --------
     EBITDA *                               4,204    4,345   4,314    4,362      17,225
----------------------------------------------------------------------------    --------
  Depreciation and amortization             1,738    1,730   1,766    1,843       7,077
----------------------------------------------------------------------------    --------
    Total Operating Expenses                7,700    7,826   8,136    8,623      32,285
----------------------------------------------------------------------------    --------
Operating Income                            2,466    2,615   2,548    2,519      10,148
----------------------------------------------------------------------------    --------
Interest Expense                              359      360     381      405       1,505
----------------------------------------------------------------------------    --------
Equity in Net Income of Affiliates            104      138     140      142         524
----------------------------------------------------------------------------    --------
Other Income (Expense) - Net                  (24)     (35)     33       26           -
----------------------------------------------------------------------------    --------
Income Before Income Taxes                  2,187    2,358   2,340    2,282       9,167
----------------------------------------------------------------------------    --------
Income Taxes                                  819      858     842      812       3,331
----------------------------------------------------------------------------    --------
Net Income                                $ 1,368  $ 1,500 $ 1,498  $ 1,470    $  5,836
============================================================================    ========

Basic Earnings Per Share                  $  0.40  $  0.44 $  0.44  $  0.43    $   1.72
Diluted Earnings Per Share                $  0.40  $  0.44 $  0.44  $  0.43    $   1.71

----------------------------------------------------------------------------    --------

*EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

Normalized 1997 results excluded the following special items:
1Q -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($24)
   -- Settlement gains associated with lump-sum pension payments primarily related to 1996 retirements at Pacific Telesis ($90)
2Q -- Costs related to strategic initiatives resulting from the merger integration process with Pacific Telesis Group $1,595
   -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($28)
   -- AIT share of workforce restucturing at Belgacom $87
3Q -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($17)
   -- Costs related to strategic initiatives resulting from the merger integration process with Pacific Telesis Group $10
4Q -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($20)
   -- Costs related to strategic initiatives resulting from the merger integration process with Pacific Telesis Group $294
   -- Gain on the sale of interests in Bell Communications Research Inc.
      (Bellcore) ($58)

SBC Communications Inc.
----------------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized
Dollars in millions except per share amounts
----------------------------------------------------------------------------------------
Unaudited
                                                                                 Year
                                                                                 Ended
                                                                                12/31/96
----------------------------------------------------------------------------------------
Operating Revenues
  Landline local service                                                        $14,772
  Wireless subscriber                                                             3,610
  Network access                                                                  9,321
  Long distance service                                                           3,813
  Directory advertising                                                           3,419
  Other                                                                           4,818
----------------------------------------------------------------------------------------
    Total Operating Revenues                                                     39,753
----------------------------------------------------------------------------------------

Operating Expenses
  Operations and support                                                         23,132
----------------------------------------------------------------------------------------
     EBITDA *                                                                    16,621
----------------------------------------------------------------------------------------
  Depreciation and amortization                                                   6,723
----------------------------------------------------------------------------------------
    Total Operating Expenses                                                     29,855
----------------------------------------------------------------------------------------
Operating Income                                                                  9,898
----------------------------------------------------------------------------------------
Interest Expense                                                                  1,398
----------------------------------------------------------------------------------------
Equity in Net Income of Affiliates                                                  470
----------------------------------------------------------------------------------------
Other Income (Expense) - Net                                                        (19)
----------------------------------------------------------------------------------------
Income Before Income Taxes and Cumulative Effect of Accounting Change             8,951
----------------------------------------------------------------------------------------
Income Taxes                                                                      3,308
----------------------------------------------------------------------------------------
Income Before Cumulative Effect of Accounting Change                              5,643
----------------------------------------------------------------------------------------
Cumulative Effect of Accounting Change, net of tax                                   90
----------------------------------------------------------------------------------------
Net Income                                                                       $5,733
========================================================================================

Basic Earnings Per Share:
Income Before Cumulative Effect of Accounting Change                            $ 1.66
Net Income                                                                      $ 1.68

Diluted Earnings Per Share:
Income Before Cumulative Effect of Accounting Change                            $ 1.65
Net Income                                                                      $ 1.67

----------------------------------------------------------------------------------------

*EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

Normalized 1996 results excluded the following special items:
   -- Incremental impacts of overlapping wireless properties required to be sold in October 1999 ($62)

SBC Communications Inc.
--------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized Wireline
Dollars in Millions
--------------------------------------------------------------------------------
Unaudited
                                                                           Nine
                                        Three Months Ended                Months
                                      -----------------------             Ended
                                     3/31/99 6/30/99 9/30/99             9/30/99
-------------------------------------------------------------            -------
Operating Revenues
  Landline local service              $4,494  $4,797  $4,913             $14,204
  Network access                       2,529   2,575   2,571               7,675
  Long distance service                  906     899     864               2,669
  Other                                1,149   1,206   1,196               3,551
-------------------------------------------------------------            -------
    Total Operating Revenues           9,078   9,477   9,544              28,099
-------------------------------------------------------------            -------

Operating Expenses
  Operations and support               5,085   5,223   5,354              15,662
-------------------------------------------------------------            -------
EBITDA *                               3,993   4,254   4,190              12,437
-------------------------------------------------------------            -------
  Depreciation and amortization        1,642   1,684   1,726               5,052
-------------------------------------------------------------            -------
    Total Operating Expenses           6,727   6,907   7,080              20,714
-------------------------------------------------------------            -------
Operating Income                       2,351   2,570   2,464               7,385
-------------------------------------------------------------            -------
Interest Expense                         292     294     291                 877
-------------------------------------------------------------            -------
Other Income (Expense) - Net              34      13      20                  67
-------------------------------------------------------------            -------
Income Before Income Taxes            $2,093  $2,289  $2,193              $6,575
=============================================================            =======


                                             Three Months Ended            Year
                                      -------------------------------     Ended
                                     3/31/98 6/30/98 9/30/98 12/31/98  12/31/98
---------------------------------------------------------------------    -------
Operating Revenues
  Landline local service              $4,111  $4,289  $4,375   $4,450   $17,225
  Network access                       2,378   2,471   2,394    2,434     9,677
  Long distance service                  913     913     952      901     3,679
  Other                                1,135   1,155   1,265    1,283     4,838
---------------------------------------------------------------------    -------
    Total Operating Revenues           8,537   8,828   8,986    9,068    35,419
---------------------------------------------------------------------    -------

Operating Expenses
  Operations and support               4,838   4,852   5,126    5,575    20,391
---------------------------------------------------------------------    -------
EBITDA *                               3,699   3,976   3,860    3,493    15,028
---------------------------------------------------------------------    -------
  Depreciation and amortization        1,568   1,590   1,629    1,653     6,440
---------------------------------------------------------------------    -------
    Total Operating Expenses           6,406   6,442   6,755    7,228    26,831
---------------------------------------------------------------------    -------
Operating Income                       2,131   2,386   2,231    1,840     8,588
---------------------------------------------------------------------    -------
Interest Expense                         304     313     311      322     1,250
---------------------------------------------------------------------    -------
Other Income (Expense) - Net              (5)     11       8      (34)      (20)
---------------------------------------------------------------------    -------
Income Before Income Taxes            $1,822  $2,084  $1,928   $1,484    $7,318
=====================================================================    =======

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
----------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized Wireline
Dollars in Millions
----------------------------------------------------------------------------
Unaudited
                                      Three Months Ended             Year
                              ----------------------------------     Ended
                              3/31/97  6/30/97 9/30/97 12/31/97    12/31/97
----------------------------------------------------------------   ---------
Operating Revenues
  Landline local service       $3,821   $3,930  $4,002   $4,139     $15,892
  Network access                2,415    2,455   2,424    2,407       9,701
  Long distance service           917      910     910      879       3,616
  Other                         1,018    1,156   1,130    1,143       4,447
----------------------------------------------------------------   ---------
    Total Operating Revenues    8,171    8,451   8,466    8,568      33,656
----------------------------------------------------------------   ---------

Operating Expenses
  Operations and support        4,764    4,867   4,995    5,170      19,796
----------------------------------------------------------------   ---------
EBITDA *                        3,407    3,584   3,471    3,398      13,860
----------------------------------------------------------------   ---------
  Depreciation and amortization 1,535    1,515   1,521    1,587       6,158
----------------------------------------------------------------   ---------
    Total Operating Expenses    6,299    6,382   6,516    6,757      25,954
----------------------------------------------------------------   ---------
Operating Income                1,872    2,069   1,950    1,811       7,702
----------------------------------------------------------------   ---------
Interest Expense                  288      285     308      317       1,198
----------------------------------------------------------------   ---------
Other Income (Expense) - Net      (13)       2      44       21          54
----------------------------------------------------------------   ---------
Income Before Income Taxes     $1,571   $1,786  $1,686   $1,515      $6,558
================================================================   =========


                                                                     Year
                                                                    Ended
                                                                   12/31/96
----------------------------------------------------------------   ---------
Operating Revenues
  Landline local service                                            $14,705
  Network access                                                      9,338
  Long distance service                                               3,814
  Other                                                               4,273
----------------------------------------------------------------   ---------
    Total Operating Revenues                                         32,130
----------------------------------------------------------------   ---------

Operating Expenses
  Operations and support                                             18,790
----------------------------------------------------------------   ---------
EBITDA *                                                             13,340
----------------------------------------------------------------   ---------
  Depreciation and amortization                                       5,969
----------------------------------------------------------------   ---------
    Total Operating Expenses                                         24,759
----------------------------------------------------------------   ---------
Operating Income                                                      7,371
----------------------------------------------------------------   ---------
Interest Expense                                                      1,107
----------------------------------------------------------------   ---------
Other Income (Expense) - Net                                             71
----------------------------------------------------------------   ---------
Income Before Income Taxes                                           $6,335
================================================================   =========

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
--------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized Wireless
Dollars in Millions
--------------------------------------------------------------------------------
Unaudited
                                                                          Nine
                                        Three Months Ended               Months
                                     -----------------------             Ended
                                     3/31/99 6/30/99 9/30/99            9/30/99
-------------------------------------------------------------            -------
Operating Revenues
  Subscriber Revenues                 $1,189  $1,318  $1,506             $4,013
  Other                                  256     300     355                911
-------------------------------------------------------------            -------
    Total Operating Revenues           1,445   1,618   1,861              4,924
-------------------------------------------------------------            -------

Operating Expenses
  Operations and support               1,045   1,080   1,178              3,303
-------------------------------------------------------------            -------
EBITDA *                                 400     538     683              1,621
-------------------------------------------------------------            -------
  Depreciation and amortization          180     190     255                625
-------------------------------------------------------------            -------
    Total Operating Expenses           1,225   1,270   1,433              3,928
-------------------------------------------------------------            -------
Operating Income                         220     348     428                996
-------------------------------------------------------------            -------
Interest Expense                          48      36      65                149
-------------------------------------------------------------            -------
Equity in Net Income of Affiliates         6      10      12                 28
-------------------------------------------------------------            -------
Other Income (Expense) - Net             (46)    (51)    (56)              (153)
-------------------------------------------------------------            -------
Income Before Income Taxes              $132    $271    $319               $722
=============================================================            =======


                                           Three Months Ended              Year
                                      -------------------------------     Ended
                                     3/31/98 6/30/98 9/30/98 12/31/98  12/31/98
---------------------------------------------------------------------    -------
Operating Revenues
  Subscriber Revenues                 $1,086  $1,201  $1,221   $1,183    $4,691
  Other                                  189     220     243      286       938
---------------------------------------------------------------------    -------
      Total Operating Revenues         1,275   1,421   1,464    1,469     5,629
---------------------------------------------------------------------    -------

Operating Expenses
  Operations and support                 944     998   1,010    1,039     3,991
---------------------------------------------------------------------    -------
EBITDA *                                 331     423     454      430     1,638
---------------------------------------------------------------------    -------
  Depreciation and amortization          170     175     176      186       707
---------------------------------------------------------------------    -------
    Total Operating Expenses           1,114   1,173   1,186    1,225     4,698
---------------------------------------------------------------------    -------
Operating Income                         161     248     278      244       931
---------------------------------------------------------------------    -------
Interest Expense                          50      47      47       45       189
---------------------------------------------------------------------    -------
Equity in Net Income of Affiliates         2       8       9        6        25
---------------------------------------------------------------------    -------
Other Income (Expense) - Net             (41)    (48)    (64)     (50)     (203)
---------------------------------------------------------------------    -------
Income Before Income Taxes               $72    $161    $176     $155      $564
=====================================================================    =======

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
--------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized Wireless
Dollars in Millions
--------------------------------------------------------------------------------
Unaudited
                                          Three Months Ended             Year
                                  ----------------------------------    Ended
                                  3/31/97  6/30/97 9/30/97 12/31/97    12/31/97
--------------------------------------------------------------------   ---------
Operating Revenues
  Subscriber Revenues                $965   $1,066  $1,111   $1,121      $4,263
  Other                               167      180     201      212         760
--------------------------------------------------------------------   ---------
    Total Operating Revenues        1,132    1,246   1,312    1,333       5,023
--------------------------------------------------------------------   ---------

Operating Expenses
  Operations and support              797      897     963    1,112       3,769
--------------------------------------------------------------------   ---------
EBITDA *                              335      349     349      221       1,254
--------------------------------------------------------------------   ---------
  Depreciation and amortization       135      140     166      166         607
--------------------------------------------------------------------   ---------
    Total Operating Expenses          932    1,037   1,129    1,278       4,376
--------------------------------------------------------------------   ---------
Operating Income                      200      209     183       55         647
--------------------------------------------------------------------   ---------
Interest Expense                       34       35      47       49         165
--------------------------------------------------------------------   ---------
Equity in Net Income of Affiliates      6        4       4       (5)          9
--------------------------------------------------------------------   ---------
Other Income (Expense) - Net          (25)     (42)    (22)     (30)       (119)
--------------------------------------------------------------------   ---------
Income (Loss) Before Income Taxes    $147     $136    $118   $  (29)       $372
====================================================================   =========


                                                                         Year
                                                                        Ended
                                                                       12/31/96
--------------------------------------------------------------------   ---------
Operating Revenues
  Subscriber Revenues                                                    $3,610
  Other                                                                     557
--------------------------------------------------------------------   ---------
      Total Operating Revenues                                            4,167
--------------------------------------------------------------------   ---------

Operating Expenses
  Operations and support                                                  2,893
--------------------------------------------------------------------   ---------
EBITDA *                                                                  1,274
--------------------------------------------------------------------   ---------
  Depreciation and amortization                                             504
--------------------------------------------------------------------   ---------
    Total Operating Expenses                                              3,397
--------------------------------------------------------------------   ---------
Operating Income                                                            770
--------------------------------------------------------------------   ---------
Interest Expense                                                            126
--------------------------------------------------------------------   ---------
Equity in Net Income of Affiliates                                           22
--------------------------------------------------------------------   ---------
Other Income (Expense) - Net                                               (107)
--------------------------------------------------------------------   ---------
Income Before Income Taxes                                                 $559
====================================================================   =========

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
--------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized
Information & Entertainment
Dollars in Millions
--------------------------------------------------------------------------------
Unaudited
                                                                          Nine
                                         Three Months Ended              Months
                                      -----------------------             Ended
                                     3/31/99 6/30/99 9/30/99            9/30/99
-------------------------------------------------------------            -------
Operating Revenues                    $1,077    $984  $1,071             $3,132
-------------------------------------------------------------            -------

Operating Expenses
  Operations and support                 698     665     659              2,022
-------------------------------------------------------------            -------
EBITDA *                                 379     319     412              1,110
-------------------------------------------------------------            -------
  Depreciation and amortization           46      46      49                141
-------------------------------------------------------------            -------
    Total Operating Expenses             744     711     708              2,163
-------------------------------------------------------------            -------
Operating Income                         333     273     363                969
-------------------------------------------------------------            -------
Interest Expense                          12      12      13                 37
-------------------------------------------------------------            -------
Other Income (Expense) - Net               3       3       2                  8
-------------------------------------------------------------            -------
Income Before Income Taxes              $324    $264    $352               $940
=============================================================            =======

                                           Three Months Ended             Year
                                    ---------------------------------     Ended
                                    3/31/98 6/30/98 9/30/98 12/31/98   12/31/98
---------------------------------------------------------------------    -------
Operating Revenues                   $1,012    $916    $963   $1,454     $4,345
---------------------------------------------------------------------    -------

Operating Expenses
  Operations and support                593     584     589      754      2,520
---------------------------------------------------------------------    -------
EBITDA *                                419     332     374      700      1,825
---------------------------------------------------------------------    -------
  Depreciation and amortization          39      54      53       55        201
---------------------------------------------------------------------    -------
    Total Operating Expenses            632     638     642      809      2,721
---------------------------------------------------------------------    -------
Operating Income                        380     278     321      645      1,624
---------------------------------------------------------------------    -------
Interest Expense                         18       2      10       12         42
---------------------------------------------------------------------    -------
Other Income (Expense) - Net              4       -       2        2          8
---------------------------------------------------------------------    -------
Income Before Income Taxes             $366    $276    $313     $635     $1,590
=====================================================================    =======

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
--------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized
Information and Entertainment
Dollars in Millions
--------------------------------------------------------------------------------
Unaudited
                                          Three Months Ended             Year
                                  ----------------------------------    Ended
                                  3/31/97  6/30/97 9/30/97 12/31/97    12/31/97
--------------------------------------------------------------------   ---------
Operating Revenues                   $868     $777    $912   $1,262      $3,819
--------------------------------------------------------------------   ---------

Operating Expenses
  Operations and support              523      502     551      710       2,286
--------------------------------------------------------------------   ---------
EBITDA *                              345      275     361      552       1,533
--------------------------------------------------------------------   ---------
  Depreciation and amortization        30       33      35       51         149
--------------------------------------------------------------------   ---------
    Total Operating Expenses          553      535     586      761       2,435
--------------------------------------------------------------------   ---------
Operating Income                      315      242     326      501       1,384
--------------------------------------------------------------------   ---------
Interest Expense                       11       12      14       17          54
--------------------------------------------------------------------   ---------
Other Income (Expense) - Net            5        4       7        4          20
--------------------------------------------------------------------   ---------
Income Before Income Taxes           $309     $234    $319     $488      $1,350
====================================================================   =========

                                                                         Year
                                                                        Ended
                                                                       12/31/96
--------------------------------------------------------------------   ---------
Operating Revenues                                                       $3,499
--------------------------------------------------------------------   ---------

Operating Expenses
  Operations and support                                                  2,037
--------------------------------------------------------------------   ---------
EBITDA *                                                                  1,462
--------------------------------------------------------------------   ---------
  Depreciation and amortization                                              98
--------------------------------------------------------------------   ---------
    Total Operating Expenses                                              2,135
--------------------------------------------------------------------   ---------
Operating Income                                                          1,364
--------------------------------------------------------------------   ---------
Interest Expense                                                             32
--------------------------------------------------------------------   ---------
Other Income (Expense) - Net                                                 19
--------------------------------------------------------------------   ---------
Income Before Income Taxes                                               $1,351
====================================================================   =========

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
--------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized International
Dollars in Millions
--------------------------------------------------------------------------------
Unaudited
                                                                         Nine
                                        Three Months Ended               Months
                                      -----------------------            Ended
                                     3/31/99 6/30/99 9/30/99            9/30/99
-------------------------------------------------------------            -------
Operating Revenues                       $65     $24     $49               $138
-------------------------------------------------------------            -------

Operating Expenses
  Operations and support                  67      30      53                150
-------------------------------------------------------------            -------
EBITDA *                                  (2)     (6)     (4)               (12)
-------------------------------------------------------------            -------
  Depreciation and amortization            5       4      11                 20
-------------------------------------------------------------            -------
    Total Operating Expenses              72      34      64                170
-------------------------------------------------------------            -------
Operating Income (Loss)                   (7)    (10)    (15)               (32)
-------------------------------------------------------------            -------
Interest Expense                          77      91      68                236
-------------------------------------------------------------            -------
Equity in Net Income of Affiliates       167     171     208                546
-------------------------------------------------------------            -------
Other Income (Expense) - Net              68     130      24                222
-------------------------------------------------------------            -------
Income Before Income Taxes              $151    $200    $149               $500
=============================================================            =======

                                           Three Months Ended             Year
                                      -------------------------------    Ended
                                     3/31/98 6/30/98 9/30/98 12/31/98  12/31/98
---------------------------------------------------------------------    -------
Operating Revenues                       $57     $27     $30      $35      $149
---------------------------------------------------------------------    -------

Operating Expenses
  Operations and support                  47      37      38       87       209
---------------------------------------------------------------------    -------
EBITDA *                                  10     (10)     (8)     (52)      (60)
---------------------------------------------------------------------    -------
  Depreciation and amortization            4       5       5        4        18
---------------------------------------------------------------------    -------
    Total Operating Expenses              51      42      43       91       227
---------------------------------------------------------------------    -------
Operating Income (Loss)                    6     (15)    (13)     (56)      (78)
---------------------------------------------------------------------    -------
Interest Expense                          60      69      74       79       282
---------------------------------------------------------------------    -------
Equity in Net Income of Affiliates       152     145     126      165       588
---------------------------------------------------------------------    -------
Other Income (Expense) - Net             111     (28)      5      137       225
---------------------------------------------------------------------    -------
Income Before Income Taxes              $209     $33     $44     $167      $453
=====================================================================    =======

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
--------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income - Normalized International
Dollars in Millions
--------------------------------------------------------------------------------
Unaudited
                                      Three Months Ended                 Year
                                    ----------------------------------   Ended
                                     3/31/97 6/30/97 9/30/97 12/31/97  12/31/97
----------------------------------------------------------------------  --------
Operating Revenues                       $50     $17     $22      $33      $122
----------------------------------------------------------------------  --------

Operating Expenses
  Operations and support                  40      28      31       48       147
----------------------------------------------------------------------  --------
EBITDA *                                  10     (11)     (9)     (15)      (25)
----------------------------------------------------------------------  --------
  Depreciation and amortization            4       5       4        5        18
----------------------------------------------------------------------  --------
    Total Operating Expenses              44      33      35       53       165
----------------------------------------------------------------------  --------
Operating Income (Loss)                    6     (16)    (13)     (20)      (43)
----------------------------------------------------------------------  --------
Interest Expense                          22      25      29       28       104
----------------------------------------------------------------------  --------
Equity in Net Income of Affiliates       123     144     130      131       528
----------------------------------------------------------------------  --------
Other Income (Expense) - Net              (5)      5      75       56       131
----------------------------------------------------------------------  --------
Income Before Income Taxes              $102    $108    $163     $139      $512
======================================================================  ========

                                                                          Year
                                                                          Ended
                                                                       12/31/96
----------------------------------------------------------------------  --------
Operating Revenues                                                         $110
----------------------------------------------------------------------  --------

Operating Expenses
  Operations and support                                                     92
----------------------------------------------------------------------  --------
EBITDA *                                                                     18
----------------------------------------------------------------------  --------
  Depreciation and amortization                                              15
----------------------------------------------------------------------  --------
    Total Operating Expenses                                                107
----------------------------------------------------------------------  --------
Operating Income                                                              3
----------------------------------------------------------------------  --------
Interest Expense                                                            113
----------------------------------------------------------------------  --------
Equity in Net Income of Affiliates                                          495
----------------------------------------------------------------------  --------
Other Income (Expense) - Net                                                (26)
----------------------------------------------------------------------  --------
Income Before Income Taxes                                                 $359
======================================================================  ========

* EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
--------------------------------------------------------------------------------
Pro Forma Financial and Operating Data
Dollars in millions except per share amounts
--------------------------------------------------------------------------------
Unaudited                                                              Year To
                                                                         Date
                                      3/31/99 6/30/99 9/30/99           9/30/99
---------------------------------------------------------------------  ---------

Analytical and Operating Information

As of or for the period ended:
Capital Expenditures                   $2,139 $ 2,344 $ 2,523           $ 7,006
   Capital Expenditures - Wireline    $ 1,847  $2,026 $ 2,123           $ 5,996
   Capital Expenditures - Wireless      $ 194   $ 221   $ 323             $ 738
Dividends Declared Per Share 1       $0.24375$0.24375$0.24375          $0.73125
Weighted Average Common Shares
   Outstanding (000,000)                3,408   3,411   3,414             3,411
Weighted Average Common Shares
   Outstanding With Dilution (000,000)  3,458   3,461   3,463             3,461
End of Period Common Shares
   Outstanding (000,000)                3,408   3,413   3,413             3,413
Debt Ratio                             45.53%  46.43%  47.54%            47.54%
Total Employees                       200,700 201,650 203,270           203,270
Access Lines Served (000)              59,534  59,800  60,218            60,218
   Residence                           36,889  36,955  37,123            37,123
   Business                            21,865  22,067  22,322            22,322
   Other                                  780     778     773               773
Voice Grade Equivalents (000)          82,748  84,698  87,269            87,269
   Residence                           36,948  37,139  37,509            37,509
   Business                            45,020  46,781  48,987            48,987
   Other                                  780     778     773               773
Resold Lines (000)                      1,322   1,341   1,484             1,484
Access Minutes of Use (000,000)        63,640  65,740  67,013           196,393


Domestic Wireless Operations 2
-------------------------------

As of or for the period ended:
   Wireless Customers (000)             9,007   9,323  10,311            10,311
   Net Adds (000)                         321     316     988             1,625
   POPs (000,000)                         104     104     113               113

SBC International
-------------------------------

As of or for the period ended:
   Total customers of SBC International's affiliates
     Access Lines (000) 3,6            26,250  37,725  37,923            37,923
     Wireless-Consolidated (000): 4
        Subscribers                         -       -     375               375
        Net Adds                            -       -     375               375
     Wireless-Equity Owned (000): 5
        Subscribers                    12,312  15,564  18,091            18,091
        Net Adds                        2,063   3,252   2,527             7,842
     Video Subscribers (000) 6          1,632   1,264   1,274             1,274

   SBC's proportionate interest of SBC International's affiliates
     Access Lines (000) 3,6             4,951   7,238   7,261             7,261
     Wireless-Equity Owned (000): 5
        Subscribers                     1,938   2,407   2,793             2,793
        Net Adds                          298     469     386             1,153
     Video Subscribers (000) 6            681     563     567               567

 1 Dividends declared by SBC's Board of Directors; these amounts do not include dividends declared and paid by Ameritech Corporation prior to the merger with SBC.
 2 All periods exclude overlapping cellular properties sold in October 1999, and the 3rd Quarter includes approximately 862,000 customers related to Comcast Cellular Corporation acquired in July 1999.
 3 2nd Quarter 1999 includes nearly 11 million access lines from SBC's investments in Bell Canada acquired in May 1999.
 4 Amounts related to the acquisition of Cellular Communications of Puerto Rico in August 1999.
 5 2nd Quarter 1999 includes approximately 1.6 million subscribers from SBC's investments in Bell Canada acquired in May 1999.
 6 1st Quarter 1999 includes customer amounts related to SBC's investments in Chile sold in June 1999.

SBC Communications Inc.
-----------------------------------------------------------------------------------
Pro Forma Financial and Operating Data
Dollars in millions except per share amounts
-----------------------------------------------------------------------------------
Unaudited                                                                   Year
                                                                            Ended
                                      3/31/98 6/30/98 9/30/98 12/31/98   12/31/98
------------------------------------------------------------------------   --------

Analytical and Operating Information

As of or for the period ended:
Capital Expenditures                  $ 1,833 $ 2,289 $ 2,195  $ 2,565    $ 8,882
   Capital Expenditures - Wireline    $ 1,532 $ 1,895 $ 1,936  $ 2,108    $ 7,471
   Capital Expenditures - Wireless      $ 215   $ 282   $ 162    $ 319      $ 978
Dividends Declared Per Share 1       $0.23375$0.23375$0.23375 $0.23375   $0.93500
Weighted Average Common Shares
   Outstanding (000,000)                3,404   3,407    3,406   3,408      3,406
Weighted Average Common Shares
   Outstanding With Dilution (000,000)  3,446   3,450    3,447   3,456      3,450
End of Period Common Shares
   Outstanding (000,000)                3,406   3,407    3,405   3,406      3,406
Debt Ratio                             56.54%  51.79%   49.08%  47.31%     47.31%
Total Employees                       201,890 202,110  199,750 200,380    200,380
Access Lines Served (000)              57,377  57,874   58,423  58,845     58,845
   Residence                           35,720  35,917   36,207  36,423     36,423
   Business                            20,879  21,175   21,433  21,639     21,639
   Other                                  778     782      783     783        783
Voice Grade Equivalents (000)          75,782  77,214   78,826  80,597     80,597
   Residence                           35,721  35,919   36,213  36,442     36,442
   Business                            39,283  40,513   41,830  43,371     43,371
   Other                                  778     782      783     784        784
Resold Lines (000)                      1,079   1,143    1,222   1,254      1,254
Access Minutes of Use (000,000)        59,130  61,935   63,001  63,531    247,597

Domestic Wireless Operations 2
---------------------------------

As of or for the period ended:
   Wireless Customers (000)             7,770   8,074    8,268   8,686      8,686
   Net Adds (000)                         214     304      194     418      1,130
   POPs (000,000)                         104     104      104     104        104

SBC International
---------------------------------

As of or for the period ended:
   Total customers of SBC International's affiliates
     Access Lines (000) 3, 4           24,769  25,106   25,442  25,847     25,847
     Wireless-Equity Owned (000): 4
       Subscribers                      7,161   8,027    9,161  10,249     10,249
       Net Adds                         1,916     866    1,134   1,088      5,004
     Video Subscribers (000) 3          1,429   1,575    1,610   1,633      1,633

   SBC's proportionate interest of SBC International's affiliates
     Access Lines (000) 3, 4            4,721   4,782    4,841   4,915      4,915
     Wireless-Equity Owned (000): 4
       Subscribers                      1,227   1,340    1,495   1,640      1,640
       Net Adds                           501     113      155     145        914
     Video Subscribers (000) 3            587     656      672     681        681

 1 Dividends declared by SBC's Board of Directors; these amounts do not include dividends declared and paid by Ameritech Corporation and Southern New England Telecommunications Corporation prior to their respective mergers with SBC.
 2 All periods exclude overlapping cellular properties sold in October 1999.
 3 All periods include customer amounts for SBC's investments in Chile sold in
   June 1999.
 4 All periods include approximately 3.3 million access lines and 900,000 wireless subscribers for SBC's Investments in Tele Danmark acquired in January 1998.

SBC Communications Inc.
-----------------------------------------------------------------------------------
Pro Forma Financial and Operating Data
Dollars in millions except per share amounts
-----------------------------------------------------------------------------------
Unaudited                                                                     Year
                                                                             Ended
                                      3/31/97 6/30/97 9/30/97 12/31/97    12/31/97
-------------------------------------------------------------------------   -------

Analytical and Operating Information

As of or for the period ended:
Capital Expenditures                  $ 1,879 $ 2,262 $ 2,130  $ 2,585     $ 8,856
   Capital Expenditures - Wireline    $ 1,592 $ 1,875 $ 1,789  $ 2,058     $ 7,314
   Capital Expenditures - Wireless      $ 218   $ 263   $ 227    $ 358     $ 1,066
Dividends Declared Per Share 1       $0.22375$0.22375$0.22375 $0.22375    $0.89500
Weighted Average Common Shares
   Outstanding (000,000)                3,389   3,389   3,390    3,394       3,391
Weighted Average Common Shares
   Outstanding With Dilution (000,000)  3,415   3,415   3,419    3,432       3,420
End of Period Common Shares
   Outstanding (000,000)                3,390   3,394   3,387    3,398       3,398
Debt Ratio                             55.15%  56.79%  57.04%   54.90%      54.90%
Total Employees                       189,290 195,580 197,130  202,440     202,440
Access Lines Served (000)              54,598  55,107  55,814   56,616      56,616
   Residence                           34,369  34,533  34,856   35,256      35,256
   Business                            19,466  19,801  20,182   20,582      20,582
   Other                                  763     773     776      778         778
Voice Grade Equivalents (000)          69,455  70,721  72,025   73,708      73,708
   Residence                           34,369  34,533  34,856   35,256      35,256
   Business                            34,322  35,414  36,394   37,675      37,675
   Other                                  764     774     775      777         777
Resold Lines (000)                        154     345     639      930         930
Access Minutes of Use (000,000)        54,462  56,888  58,007   58,943     228,300

Domestic Wireless Operations 2
---------------------------------

As of or for the period ended:
   Wireless Customers (000)             6,395   6,777   7,136    7,556       7,556
   Net Adds (000)                         377     382     359      420       1,538
   POPs (000,000)                          79      87     104      104         104

SBC International
---------------------------------

As of or for the period ended:
   Total customers of SBC International's affiliates
     Access Lines (000) 3              20,151  20,448  20,691   21,034      21,034
     Wireless-Equity Owned (000):
       Subscribers                      3,542   4,007   4,513    5,245       5,245
       Net Adds                           466     465     506      732       2,169
     Video Subscribers (000) 3            610     630     663      668         668

   SBC's proportionate interest of SBC International's affiliates
     Access Lines (000) 3               3,114   3,166   3,209    3,263       3,263
     Wireless-Equity Owned (000):
       Subscribers                        478     541     605      726         726
       Net Adds                            64      63      64      121         312
     Video Subscribers (000) 3            248     255     266      268         268

 1 Dividends declared by SBC's Board of Directors; these amounts do not include dividends declared and paid by Ameritech Corporation, Southern New England Telecommunications Corporation, and Pacific Telesis Group prior to their respective mergers with SBC.
 2 All periods exclude overlapping cellular properties sold in October 1999.
 3 All periods include customer amounts for SBC's investments in Chile sold in June 1999.

SBC Communications Inc.
------------------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income
Dollars in millions except per share amounts
------------------------------------------------------------------------------------------
Unaudited
                                              Three Months Ended                   Year
                                           --------------------------             To Date
                                            3/31/99  6/30/99 9/30/99              9/30/99
------------------------------------------------------------------------------    --------
Operating Revenues
  Landline local service                     $4,484   $4,785  $4,843              $14,112
  Wireless subscriber                         1,357    1,501   1,706                4,564
  Network access                              2,509    2,552   2,535                7,596
  Long distance service                         903      895     860                2,658
  Directory advertising                         971      849     926                2,746
  Other                                       1,578    1,674   1,664                4,916
------------------------------------------------------------------------------    --------
    Total Operating Revenues                 11,802   12,256  12,534               36,592
------------------------------------------------------------------------------    --------

Operating Expenses
  Operations and support                      6,809    7,036   7,629               21,474
------------------------------------------------------------------------------    --------
     EBITDA *                                 4,993    5,220   4,905               15,118
------------------------------------------------------------------------------    --------
  Depreciation and amortization               1,942    1,993   2,443                6,378
------------------------------------------------------------------------------    --------
    Total Operating Expenses                  8,751    9,029  10,072               27,852
------------------------------------------------------------------------------    --------
Operating Income                              3,051    3,227   2,462                8,740
------------------------------------------------------------------------------    --------
Interest Expense                                357      347     365                1,069
------------------------------------------------------------------------------    --------
Equity in Net Income of Affiliates              172      182     220                  574
------------------------------------------------------------------------------    --------
Other Income (Expense) - Net                    (77)     (23)    (29)                (129)
------------------------------------------------------------------------------    --------
Income Before Income Taxes and Cumulative
  Effect of Accounting Change                 2,789    3,039   2,288                8,116
------------------------------------------------------------------------------    --------
Income Taxes                                  1,016    1,101   1,153                3,270
------------------------------------------------------------------------------    --------
Income Before Cumulative Effect of
  Accounting Change                           1,773    1,938   1,135                4,846
------------------------------------------------------------------------------    --------
Cumulative Effect of Accounting Change
  net of tax                                    207        -       -                  207
------------------------------------------------------------------------------    --------
Net Income                                   $1,980   $1,938  $1,135               $5,053
==============================================================================    ========

Basic Earnings Per Share:
Income Before Cumulative Effect of
  Accounting Change                          $ 0.52   $ 0.57  $ 0.33               $ 1.42
Net Income                                   $ 0.58   $ 0.57  $ 0.33               $ 1.48

Diluted Earnings Per Share:
Income Before Cumulative Effect of
  Accounting Change                          $ 0.51   $ 0.56  $ 0.33               $ 1.40
Net Income                                   $ 0.57   $ 0.56  $ 0.33               $ 1.46

------------------------------------------------------------------------------    --------

*EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
-----------------------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income
Dollars in millions except per share amounts
-----------------------------------------------------------------------------------------------
Unaudited
                                                   Three Months Ended                   Year
                                                -----------------------------------     Ended
                                                 3/31/98  6/30/98 9/30/98 12/31/98     12/31/98
-----------------------------------------------------------------------------------    --------
Operating Revenues
  Landline local service                          $4,103   $4,330  $4,362   $4,439     $17,234
  Wireless subscriber                              1,261    1,387   1,408    1,362       5,418
  Network access                                   2,341    2,441   2,382    2,411       9,575
  Long distance service                              912      912     949      900       3,673
  Directory advertising                              930      790     868    1,341       3,929
  Other                                            1,491    1,538   1,637    1,712       6,378
-----------------------------------------------------------------------------------    --------
    Total Operating Revenues                      11,038   11,398  11,606   12,165      46,207
-----------------------------------------------------------------------------------    --------

Operating Expenses
  Operations and support                           6,502    6,487   6,696    7,458      27,143
-----------------------------------------------------------------------------------    --------
     EBITDA *                                      4,536    4,911   4,910    4,707      19,064
-----------------------------------------------------------------------------------    --------
  Depreciation and amortization                    1,851    1,894   1,916    2,180       7,841
-----------------------------------------------------------------------------------    --------
    Total Operating Expenses                       8,353    8,381   8,612    9,638      34,984
-----------------------------------------------------------------------------------    --------
Operating Income                                   2,685    3,017   2,994    2,527      11,223
-----------------------------------------------------------------------------------    --------
Interest Expense                                     431      409     383      382       1,605
-----------------------------------------------------------------------------------    --------
Equity in Net Income of Affiliates                   152      155     134      172         613
-----------------------------------------------------------------------------------    --------
Other Income (Expense) - Net                         (83)   1,512     292      163       1,884
-----------------------------------------------------------------------------------    --------
Income Before Income Taxes, Extraordinary Loss
  and Cumulative Effect of Accounting Change       2,323    4,275   3,037    2,480      12,115
-----------------------------------------------------------------------------------    --------
Income Taxes                                         855    1,525   1,111      889       4,380
-----------------------------------------------------------------------------------    --------
Income Before Extraordinary Loss and
  Cumulative Effect of Accounting Change           1,468    2,750   1,926    1,591       7,735
-----------------------------------------------------------------------------------    --------
Extraordinary Loss, net of tax                         -        -       -      (60)        (60)
Cumulative Effect of Accounting Change, net of tax    15        -       -        -          15
-----------------------------------------------------------------------------------    --------
Net Income                                        $1,483   $2,750  $1,926   $1,531      $7,690
===================================================================================    ========

Basic Earnings Per Share:
Income Before Extraordinary Loss
  and Cumulative Effect of Accounting Change      $ 0.43   $ 0.81  $ 0.57   $ 0.47      $ 2.27
Net Income                                        $ 0.44   $ 0.81  $ 0.57   $ 0.45      $ 2.26

Diluted Earnings Per Share:
Income Before Extraordinary Loss
  and Cumulative Effect of Accounting Change      $ 0.43   $ 0.80  $ 0.56   $ 0.46      $ 2.24
Net Income                                        $ 0.43   $ 0.80  $ 0.56   $ 0.44      $ 2.23

------------------------------------------------------------------------------    --------

*EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
----------------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income
Dollars in millions except per share amounts
----------------------------------------------------------------------------------------
Unaudited
                                            Three Months Ended                   Year
                                         -----------------------------------     Ended
                                          3/31/97  6/30/97 9/30/97 12/31/97    12/31/97
----------------------------------------------------------------------------    --------
Operating Revenues
  Landline local service                   $3,840   $3,941  $4,027   $4,180     $15,988
  Wireless subscriber                       1,142    1,252   1,296    1,304       4,994
  Network access                            2,398    2,291   2,409    2,393       9,491
  Long distance service                       917      908     911      880       3,616
  Directory advertising                       854      735     874    1,152       3,615
  Other                                     1,215    1,340   1,392    1,455       5,402
----------------------------------------------------------------------------    --------
    Total Operating Revenues               10,366   10,467  10,909   11,364      43,106
----------------------------------------------------------------------------    --------

Operating Expenses
  Operations and support                    5,937    7,844   6,543    7,403      27,727
----------------------------------------------------------------------------    --------
     EBITDA *                               4,429    2,623   4,366    3,961      15,379
----------------------------------------------------------------------------    --------
  Depreciation and amortization             1,761    2,345   1,791    1,880       7,777
----------------------------------------------------------------------------    --------
    Total Operating Expenses                7,698   10,189   8,334    9,283      35,504
----------------------------------------------------------------------------    --------
Operating Income                            2,668      278   2,575    2,081       7,602
----------------------------------------------------------------------------    --------
Interest Expense                              363      391     386      410       1,550
----------------------------------------------------------------------------    --------
Equity in Net Income of Affiliates            104       51     140      142         437
----------------------------------------------------------------------------    --------
Other Income (Expense) - Net                  (28)     (66)     30      113          49
----------------------------------------------------------------------------    --------
Income (Loss) Before Income Taxes           2,381     (128)  2,359    1,926       6,538
----------------------------------------------------------------------------    --------
Income Taxes                                  899       26     854      672       2,451
----------------------------------------------------------------------------    --------
Net Income (Loss)                          $1,482  $  (154) $1,505   $1,254      $4,087
============================================================================    ========

Basic Earnings (Loss) Per Share            $ 0.44  $(0.05)  $ 0.44   $ 0.37      $ 1.21
Diluted Earnings (Loss) Per Share          $ 0.43  $(0.05)  $ 0.44   $ 0.37      $ 1.20

----------------------------------------------------------------------------    --------

*EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
----------------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Income
Dollars in millions except per share amounts
----------------------------------------------------------------------------------------
Unaudited
                                                                                 Year
                                                                                 Ended
                                                                               12/31/96
----------------------------------------------------------------------------------------
Operating Revenues
  Landline local service                                                        $14,772
  Wireless subscriber                                                             4,282
  Network access                                                                  9,321
  Long distance service                                                           3,813
  Directory advertising                                                           3,419
  Other                                                                           4,903
----------------------------------------------------------------------------------------
    Total Operating Revenues                                                     40,510
----------------------------------------------------------------------------------------

Operating Expenses
  Operations and support                                                         23,653
----------------------------------------------------------------------------------------
     EBITDA *                                                                    16,857
----------------------------------------------------------------------------------------
  Depreciation and amortization                                                   6,808
----------------------------------------------------------------------------------------
    Total Operating Expenses                                                     30,461
----------------------------------------------------------------------------------------
Operating Income                                                                 10,049
----------------------------------------------------------------------------------------
Interest Expense                                                                  1,418
----------------------------------------------------------------------------------------
Equity in Net Income of Affiliates                                                  470
----------------------------------------------------------------------------------------
Other Income (Expense) - Net                                                        (28)
----------------------------------------------------------------------------------------
Income Before Income Taxes and Cumulative Effect of Accounting Change             9,073
----------------------------------------------------------------------------------------
Income Taxes                                                                      3,368
----------------------------------------------------------------------------------------
Income Before Cumulative Effect of Accounting Change                              5,705
----------------------------------------------------------------------------------------
Cumulative Effect of Accounting Change, net of tax                                   90
----------------------------------------------------------------------------------------
Net Income                                                                       $5,795
========================================================================================

Basic Earnings Per Share:
Income Before Cumulative Effect of Accounting Change                             $ 1.67
Net Income                                                                       $ 1.70

Diluted Earnings Per Share:
Income Before Cumulative Effect of Accounting Change                             $ 1.66
Net Income                                                                       $ 1.69

----------------------------------------------------------------------------------------

*EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

SBC Communications Inc.
----------------------------------------------------------------------------
Pro Forma Consolidated Balance Sheets
Dollars in millions except per share amounts
----------------------------------------------------------------------------
Unaudited                                  09/30/99     06/30/99    03/31/99
----------------------------------------------------------------------------

Assets
Current Assets
 Cash and cash equivalents                    $ 532     $  1,140    $  1,214
 Accounts receivable - net of allowances for
  uncollectibles of $1,043, $832 and $839     8,903        8,978       8,998
 Prepaid expenses                               868          939         986
 Deferred income taxes                          922          923         876
 Other current assets                           752          689         722
----------------------------------------------------------------------------
  Total current assets                       11,977       12,669      12,796
----------------------------------------------------------------------------
Property, Plant and Equipment - Net          46,040       44,970      44,498
----------------------------------------------------------------------------
Intangible Assets - Net of Accumulated
  Amortization of $1,308, $1,215 and $1,159   7,197        5,106       5,068
Investments in Equity Affiliates             10,632       10,319       7,068
Other Assets                                  6,000        5,881       5,610
----------------------------------------------------------------------------
   Total Assets                             $81,846      $78,945     $75,040
============================================================================

Liabilities and Shareowners' Equity
Current Liabilities
 Debt maturing within one year              $ 6,424      $ 4,906    $  3,706
 Accounts payable and accrued liabilities    12,801       13,405      12,922
 Dividends payable                              831          831         833
----------------------------------------------------------------------------
  Total current liabilities                  20,056       19,142      17,461
----------------------------------------------------------------------------
Long-Term Debt                               17,418       17,507      16,925
----------------------------------------------------------------------------
Deferred Credits and Other Noncurrent
Liabilities
 Deferred income taxes                        4,933        3,405       3,088
 Postemployment benefit obligation            9,265        9,228       9,140
 Unamortized investment tax credits             410          433         453
 Other noncurrent liabilities                 3,456        3,368       3,293
----------------------------------------------------------------------------
  Total deferred credits and other
    noncurrent liabilities                   18,064       16,434      15,974
----------------------------------------------------------------------------

Corporation-obligated mandatorily redeemable
  preferred securities of subsidiary trusts   1,000        1,000       1,000
----------------------------------------------------------------------------

Shareowners' Equity
 Common shares issued ($1 par value)          3,433        3,434       3,433
 Capital in excess of par value              12,430       12,478      12,428
 Retained earnings                           11,518       11,212      10,102
 Guaranteed obligations of employee stock
   ownership plans                             (128)        (146)       (164)
 Deferred Compensation - LESOP                  (78)         (78)        (78)
 Treasury shares (at cost)                     (692)        (721)       (803)
 Accumulated other comprehensive income      (1,175)      (1,317)     (1,238)
----------------------------------------------------------------------------
  Total shareowners' equity                  25,308       24,862      23,680
----------------------------------------------------------------------------
   Total Liabilities and
     Shareowners' Equity                    $81,846      $78,945     $75,040
============================================================================

SBC Communications Inc.
----------------------------------------------------------------------------------
Pro Forma Consolidated Balance Sheets
Dollars in millions except per share amounts
----------------------------------------------------------------------------------
Unaudited                                    12/31/98      12/31/97      12/31/96
----------------------------------------------------------------------------------

Assets
Current Assets
 Cash and cash equivalents                      $ 599         $ 649        $  469
 Accounts receivable - net of allowances for
  uncollectibles of $810, $737 and $659         9,783         8,422         8,079
 Prepaid expenses                                 843           705           578
 Deferred income taxes                            685           771           381
 Other current assets                             787         1,549         1,126
----------------------------------------------------------------------------------
  Total current assets                         12,697        12,096        10,633
----------------------------------------------------------------------------------
Property, Plant and Equipment - Net            44,194        42,932        41,188
----------------------------------------------------------------------------------
Intangible Assets - Net of Accumulated
  Amortization of $1,111, $1,485 and $971       5,161         6,080         5,330
Investments in Equity Affiliates                7,412         4,453         4,226
Other Assets                                    5,517         4,356         4,388
----------------------------------------------------------------------------------
   Total Assets                               $74,981       $69,917       $65,765
==================================================================================

Liabilities and Shareowners' Equity
Current Liabilities
 Debt maturing within one year                 $4,178        $5,180       $ 5,710
 Accounts payable and accrued liabilities      13,253        12,317        10,500
 Dividends payable                                809           771           734
----------------------------------------------------------------------------------
  Total current liabilities                    18,240        18,268        16,944
----------------------------------------------------------------------------------
Long-Term Debt                                 17,170        17,787        16,536
----------------------------------------------------------------------------------
Deferred Credits and Other Noncurrent Liabilities
 Deferred income taxes                          2,861         2,116           994
 Postemployment benefit obligation              9,193         9,513         9,979
 Unamortized investment tax credits               474           570           685
 Other noncurrent liabilities                   3,269         2,800         2,893
----------------------------------------------------------------------------------
  Total deferred credits and other
    noncurrent liabilities                     15,797        14,999        14,551
----------------------------------------------------------------------------------

Corporation-obligated mandatorily redeemable
  preferred securities of subsidiary trusts     1,000         1,000         1,000
----------------------------------------------------------------------------------

Shareowners' Equity
 Common shares issued ($1 par value)            3,434         3,428         3,430
 Capital in excess of par value                12,439        12,375        12,468
 Retained earnings                              8,948         4,429         3,338
 Guaranteed obligations of employee stock
   ownership plans                               (261)         (409)         (535)
 Deferred Compensation - LESOP                    (82)         (119)         (161)
 Treasury shares (at cost)                       (882)         (730)         (985)
 Accumulated other comprehensive income          (822)       (1,111)         (821)
----------------------------------------------------------------------------------
  Total shareowners' equity                    22,774        17,863        16,734
----------------------------------------------------------------------------------
   Total Liabilities and Shareowners' Equity  $74,981       $69,917       $65,765
==================================================================================

SBC Communications Inc.
---------------------------------------------------------------------------------
Pro Forma Consolidated Statements of Cash Flows
Dollars in millions, increase (decrease) in cash and cash equivalents
---------------------------------------------------------------------------------
Unaudited                                       Nine        Six         Three
                                               months      months      months
                                               ended       ended        ended
                                              9/30/99     6/30/99      3/31/99
---------------------------------------------------------------------------------
Operating Activities
Net income                                    $ 5,053    $  3,918    $   1,980
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation and amortization                6,378       3,935        1,942
   Undistributed earnings from investments
     in equity affiliates                        (343)       (150)        (155)
   Provision for uncollectible accounts           824         403          206
   Amortization of investment tax credits         (64)        (41)         (21)
   Deferred income tax expense                    662         324           44
   Cumulative effect of accounting change,
     net of tax                                  (207)       (207)        (207)
   Other - net                                   (397)       (231)        (312)
---------------------------------------------------------------------------------
Total adjustments                               6,853       4,033        1,497
---------------------------------------------------------------------------------
Net Cash Provided by Operating Activities      11,906       7,951        3,477
---------------------------------------------------------------------------------

Investing Activities
Construction and capital expenditures          (7,006)     (4,483)      (2,139)
Investments in affiliates                         (32)        (38)         (30)
Purchase of short-term investments                (26)          -            -
Proceeds from short-term investments                6           5            5
Dispositions                                    1,448       1,427          862
Acquisitions                                   (4,792)     (3,653)          (8)
Other                                               2           2            1
---------------------------------------------------------------------------------
Net Cash Used in Investing Activities         (10,400)     (6,740)      (1,309)
---------------------------------------------------------------------------------

Financing Activities
Net change in short-term borrowings with
 original maturities of three months or less    2,214         512         (651)
Issuance of long-term debt                        738         738            5
Repayment of long-term debt                    (2,140)       (406)        (128)
Issuance of preferred shares in subsidiaries        3           3            3
Purchase of treasury shares                      (428)       (258)        (152)
Issuance of treasury shares                       504         376          175
Dividends paid                                 (2,464)     (1,635)        (805)
---------------------------------------------------------------------------------
Net Cash Used in Financing Activities          (1,573)       (670)      (1,553)
---------------------------------------------------------------------------------
Net increase (decrease) in cash and cash
  equivalents                                     (67)        541          615
---------------------------------------------------------------------------------
Cash and cash equivalents beginning of year       599         599          599
---------------------------------------------------------------------------------
Cash and Cash Equivalents End of Period       $   532    $  1,140    $   1,214
=================================================================================

SBC Communications Inc.
----------------------------------------------------------------------------
Pro Forma Consolidated Statements of Cash Flows
Dollars in millions, increase (decrease) in cash and cash equivalents
----------------------------------------------------------------------------
Unaudited                                            Twelve months ended
                                                  12/31/98 12/31/97 12/31/96
----------------------------------------------------------------------------
Operating Activities
Net income                                          $7,690   $4,087 $  5,795
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                     7,841    7,777    6,808
   Undistributed earnings from investments
     in equity affiliates                             (256)    (172)    (248)
   Provision for uncollectible accounts                898      938      875
   Amortization of investment tax credits              (96)    (115)    (119)
   Deferred income tax expense                         840      553      721
   Gain on sale of TCNZ shares                      (1,543)       -        -
   Early extinguishment of debt, net of tax             60        -        -
   Cumulative effect of accounting
     change, net of tax                                (15)       -      (90)
   Other - net                                      (1,938)    (887)  (1,983)
----------------------------------------------------------------------------
Total adjustments                                    5,791    8,094    5,964
----------------------------------------------------------------------------
Net Cash Provided by Operating Activities           13,481   12,181   11,759
----------------------------------------------------------------------------

Investing Activities
Construction and capital expenditures               (8,882)  (8,856)  (8,304)
Investments in affiliates                              (77)     (29)     (76)
Purchase of short-term investments                     (42)    (916)  (1,005)
Proceeds from short-term investments                   355    1,029      816
Dispositions                                         2,727    1,000      152
Acquisitions                                        (3,261)  (2,190)  (1,364)
Other                                                   11       13       19
----------------------------------------------------------------------------
Net Cash Used in Investing Activities               (9,169)  (9,949)  (9,762)
----------------------------------------------------------------------------

Financing Activities
Net change in short-term borrowings with
 original maturities of three months or less          (588)    (761)    (171)
Issuance of other short-term borrowings                  2    1,079      209
Repayment of other short-term borrowings                (8)    (805)    (134)
Issuance of long-term debt                           2,890    2,246    1,258
Repayment of long-term debt                         (2,860)    (999)    (577)
Early extinguishment of debt and related call
  premiums                                            (765)      (6)       -
Issuance of trust originated preferred securities        -        -    1,000
Purchase of fractional shares                            -      (15)       -
Issuance of common shares                               64        -      111
Issuance of preferred shares                           322      250        -
Purchase of treasury shares                           (997)    (689)  (1,142)
Issuance of treasury shares                            709      623      247
Dividends paid                                      (3,131)  (2,966)  (2,936)
Other                                                    -       (9)    (101)
----------------------------------------------------------------------------
Net Cash Used in Financing Activities               (4,362)  (2,052)  (2,236)
----------------------------------------------------------------------------
Net increase in cash and cash equivalents              (50)     180     (239)
----------------------------------------------------------------------------
Cash and cash equivalents beginning of year            649      469      708
----------------------------------------------------------------------------
Cash and Cash Equivalents End of Period              $ 599    $ 649   $  469
============================================================================